QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

VAIL RESORTS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

VAIL RESORTS, INC.
390 Interlocken Crescent
Broomfield, Colorado 80021

NOTICE OF THE 2008 ANNUAL MEETING OF STOCKHOLDERS
To be held on December 5, 2008

October 23, 2008

To our Stockholders:

        The annual meeting of stockholders of Vail Resorts, Inc., a Delaware corporation, will be held on Friday, December 5, 2008 at 9:30 a.m. Mountain Standard Time at 1099 Red Sky Road, Wolcott, Colorado 81655, to:

  (1)
  Elect the nine directors named in the attached proxy statement to serve for the ensuing year and until their successors are elected;

  (2)
  Approve the material terms for payment of our executive incentive compensation;

  (3)
  Ratify the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending July 31, 2009; and

  (4)
  Transact such other business as may properly come before the meeting or any adjournments or postponements of the meeting.

        These items of business are more fully described in the proxy statement accompanying this Notice.

        Only holders of record of shares of our common stock at the close of business on October 8, 2008 are entitled to receive notice of, and to vote at, the annual meeting or at any postponement or adjournment thereof. A list of stockholders entitled to vote at the annual meeting will be available for the examination by any stockholder at the annual meeting and for ten days prior to the annual meeting at our principal executive offices located at 390 Interlocken Crescent, Broomfield, Colorado 80021.

        Pursuant to the rules of the Securities and Exchange Commission, or the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we will mail, on or before October 23, 2008, a Notice of Internet Availability of Proxy Materials to our stockholders of record and beneficial owners as of the close of business on October 8, 2008. On the date of mailing of the Notice of Internet Availability of Proxy Materials, all stockholders and beneficial owners will have the ability to access all of the proxy materials on a website referred to and at the URL address included in the Notice of Internet Availability of Proxy Materials.

        The Notice of Internet Availability of Proxy Materials will also identify the date, the time and location of the annual meeting; the matters to be acted upon at the meeting and the Board of Directors' recommendation with regard to each matter; a toll-free telephone number, an e-mail address, and a website where stockholders can request a paper or e-mail copy of the proxy statement, our annual report and a form of proxy relating to the annual meeting; information on how to access and vote the form of proxy; and information on how to obtain directions to attend the meeting and vote in person. These proxy materials will be available free of charge.

        Stockholders are cordially invited to attend the annual meeting. If you wish to vote shares held in your name at the annual meeting, please bring your Notice of Internet Availability of Proxy Materials or proxy card (if you previously requested one be mailed to you) and picture identification. If you hold shares through an intermediary, such as a broker, bank or other nominee, you must present proof of ownership at the meeting. Proof of ownership could include a proxy from your broker, bank or other nominee or a copy of your account statement. Attendance at our annual meeting will be limited to persons presenting a Notice of Internet Availability of Proxy Materials or proxy card (if you requested one) and picture identification.

        Your vote is extremely important. We appreciate your taking the time to vote promptly. After reading the proxy statement, please vote, at your earliest convenience by telephone or Internet, or request a proxy card to complete, sign and return by mail. If you decide to attend the annual meeting and would prefer to vote by ballot, your proxy will be revoked automatically and only your vote at the annual meeting will be counted. YOUR SHARES CANNOT BE VOTED UNLESS YOU VOTE BY: (i) TELEPHONE, (ii) INTERNET, (iii) REQUESTING A PAPER PROXY CARD, TO COMPLETE, SIGN AND RETURN BY MAIL, OR (iv) ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON. Please note that all votes cast via telephone or the Internet must be cast prior to 11:59 p.m., Eastern Standard Time on Thursday, December 4, 2008.

By Order of the Board of Directors,
/s/ FIONA E. ARNOLD
Fiona E. Arnold Senior Vice President, General Counsel and Secretary

VAIL RESORTS, INC.

390 Interlocken Crescent	Broomfield, Colorado 80021

PROXY STATEMENT FOR THE 2008
ANNUAL MEETING OF STOCKHOLDERS

        We are providing these proxy materials in connection with the solicitation of proxies by the Board of Directors of Vail Resorts, Inc. (the "Company") to be voted at our annual meeting, which will take place on Friday, December 5, 2008 at 9:30 a.m. Mountain Standard Time at 1099 Red Sky Road, Wolcott, Colorado 81655 and at any adjournment or postponement thereof. As a stockholder, you are invited to attend the annual meeting and are requested to vote on the items of business described in this proxy statement.

        In accordance with rules and regulations of the SEC, instead of mailing a printed copy of our proxy materials to each stockholder of record or beneficial owner, we are now furnishing proxy materials, which include our proxy statement and annual report, to our stockholders over the Internet. Because you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials, unless you have previously made a permanent election to receive these materials in hard copy. Instead, the Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review all of the important information contained in the proxy materials. The Notice of Internet Availability of Proxy Materials also instructs you as to how you may submit your proxy on the Internet. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.

        It is anticipated that the Notice of Internet Availability of Proxy Materials will be available to stockholders on or before October 23, 2008.

Who is entitled to vote at or attend the annual meeting?

        Holders of record of our common stock as of the close of business on October 8, 2008, which we refer to as the record date, are entitled to vote. On the record date we had 36,871,778 shares of common stock outstanding. Each share is entitled to one vote on each item being voted on at the annual meeting. You are entitled to attend the annual meeting only if you were a Vail Resorts, Inc. stockholder or joint holder as of the record date or you hold a valid proxy for the annual meeting.

Stockholder of Record: Shares Registered in Your Name

        If, on October 8, 2008, your shares were registered directly in your name with the Company's transfer agent, Wells Fargo Bank Minnesota, N.A., then you are a stockholder of record and a Notice of Internet Availability was sent to you by the Company. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to vote by proxy in advance of the annual meeting over the telephone or on the Internet as instructed in the Notice of Internet Availability of Proxy Materials to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

        If, on October 8, 2008, your shares were not held in your name, but rather were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in "street name" and a Notice of Internet Availability of Proxy Materials was forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares held in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent and bring such proxy to the annual meeting. If you want to attend the annual meeting, but not vote at the annual meeting, you must provide proof of beneficial ownership as of the record date, such as your most recent account statement prior to October 8, 2008, a copy of the voting instruction card provided by your broker or other agent, or other similar evidence of ownership. Whether or not you plan to attend the meeting, we urge you to vote by proxy in advance of the annual meeting over the telephone or on the Internet as instructed in the Notice of Internet Availability of Proxy Materials to ensure your vote is counted.

How do I vote my shares?

        By Telephone or the Internet—Stockholders can simplify their voting by voting their shares via telephone or the Internet as instructed in the Notice of Internet Availability of Proxy Materials. The telephone and Internet procedures are designed to authenticate a stockholder's identity, to allow stockholders to vote their shares and confirm that their instructions have been properly recorded.

        The telephone and Internet voting facilities will close at 11:59 p.m., Eastern Standard Time, on December 4, 2008.

        By Mail—Stockholders who request a paper proxy card by telephone or Internet may elect to vote by mail and should complete, sign and date their proxy cards and mail them in the pre-addressed envelopes that accompany the delivery of paper proxy cards. Proxy cards submitted by mail must be received by the time of the meeting in order for your shares to be voted. Stockholders who hold shares beneficially in street name may vote by mail by requesting a paper proxy card according to the instructions contained in the Notice of Internet Availability of Proxy Materials received from your broker or other agent, and then completing, signing and dating the voting instruction card provided by the brokers or other agents and mailing it in the pre-addressed envelope provided.

        At the Meeting—Shares held in your name as the stockholder of record may be voted by you in person at the annual meeting. Shares held beneficially in street name may be voted by you in person at the annual meeting only if you obtain a legal proxy from the broker or other agent that holds your shares giving you the right to vote the shares and bring such proxy to the annual meeting.

Can I change my vote?

        You may change your vote at any time prior to the vote at the annual meeting by:

  •
  timely delivery of a later-dated proxy (including telephone or Internet vote);

  •
  written notice of revocation to our Secretary at 390 Interlocken Crescent, Broomfield, Colorado 80021; or

  •
  attending the annual meeting and voting in person.

        If you are a beneficial owner of shares, you may change your vote by submitting new voting instructions to your broker or other agent following the instructions they provided, or, if you have obtained a legal proxy from your broker or other agent giving you the right to vote your shares, by attending the meeting and voting in person.

How many shares must be present or represented to conduct business at the annual meeting?

        The quorum requirement for holding the annual meeting and transacting business is that holders of a majority of the voting power of the issued and outstanding common stock must be present in person or represented by proxy. Both abstentions and broker non-votes described below are counted for the purpose of determining the presence of a quorum. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

What are the voting requirements?

        In the election of directors named in this proxy statement, you may vote "FOR" one or more of the nominees or your vote may be "WITHHELD" with respect to one or more of the nominees. If you elect "WITHHELD," your vote will be counted as a vote cast with respect to such nominee and will have the effect of a negative vote. You may not cumulate your votes for the election of directors. Each director nominee requires a majority of the votes cast, which means that each director nominee must receive an affirmative "FOR" vote from a number of shares present in person or represented by proxy and entitled to vote that exceeds the number of votes "WITHHELD" from that director nominee.

        For the other items of business, you may vote "FOR," "AGAINST" or "ABSTAIN." If you elect to "ABSTAIN," which we refer to as an abstention, your vote will not be counted for voting purposes and therefore will have no effect on the outcome of any vote. However, abstentions are considered present for purposes of determining a quorum, even though they are not considered votes cast on that proposal since an abstention is not a vote cast. This treatment of abstentions is consistent with the express terms of our Amended and Restated Bylaws, which we refer to as our bylaws, regarding stockholder voting. If you provide specific instructions with regard to certain proposals, your shares will be voted as you instruct on such proposals.

        The proposal to approve the material terms for payment of our executive incentive compensation requires the affirmative "FOR" vote of a majority of those shares present in person or represented by proxy, entitled to vote, and actually voted on the proposal at the annual meeting. The proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm requires the affirmative "FOR" vote of a majority of those shares present in person or represented by proxy, entitled to vote, and actually voted on the proposal at the annual meeting.

What are "broker non-votes"?

        If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute "broker non-votes." Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given by the beneficial owner. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are considered present for purpose of determining a quorum but are not considered entitled to vote or votes cast on that proposal. Thus, a broker non-vote will make a quorum more readily attainable, but broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained.

        If your shares are held in street name and you do not instruct your broker on how to vote your shares, your brokerage firm, in its discretion, may either leave your shares unvoted or vote your shares on routine matters. The election of directors (Proposal No. 1) and the proposal to ratify the appointment of our independent registered public accounting firm for the current fiscal year (Proposal No. 3) are considered routine matters. The proposal to approve the material terms for payment of our executive incentive compensation (Proposal No. 2) is not considered a routine matter and, consequently, without your voting instructions, your brokerage firm cannot vote your shares on this proposal.

Who will serve as inspector of elections?

        The inspector of elections will be a representative from Broadridge Financial Solutions, Inc.

Who will bear the cost of soliciting votes for the annual meeting?

        We will bear the cost of soliciting proxies. In addition to the original solicitation of proxies, proxies may be solicited personally, by telephone or other means of communication, by our directors and employees. Directors and employees will not be paid any additional compensation for soliciting proxies.

        We may reimburse brokers holding common stock in their names or in the names of their nominees for their expenses in sending proxy material to the beneficial owners of such common stock.

What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials?

        If you receive more than one Notice of Internet Availability of Proxy Materials, you hold shares registered in more than one name or shares that are registered in different accounts. To ensure that all of your shares are voted, you will need to vote separately by telephone or the Internet using the specific control number contained in each Notice of Internet Availability of Proxy Materials that you receive.

What if I submit a proxy but do not make specific choices?

        If a proxy is voted by telephone or Internet, or is signed and returned by mail without choices specified, in the absence of contrary instructions, subject to Rule 14a-4(d)(1) under the Securities Exchange Act of 1934, as amended, or the Exchange Act, the shares of common stock represented by such proxy will be voted "FOR" Proposals 1, 2 and 3, and will be voted in the proxy holders' discretion as to other matters that may properly come before the annual meeting.

Annual Meeting Materials

        The Notice of Internet Availability of Proxy Materials, Notice of Annual Meeting, this proxy statement and the annual report of the Company for the fiscal year ended July 31, 2008 have been made available to all stockholders entitled to Notice of Internet Availability of Proxy Materials and entitled to vote at the annual meeting. The annual report is not incorporated into this proxy statement and is not considered proxy-soliciting material.

How can I find out the results of the voting at the annual meeting?

        Preliminary voting results will be announced at the annual meeting. Final voting results will be published in our quarterly report on Form 10-Q for the second fiscal quarter ending January 31, 2009, which will be filed with the SEC.

PROPOSAL 1. ELECTION OF DIRECTORS

        Our Board of Directors, or Board, presently consists of nine members. The Board of Directors has nominated nine directors for re-election by our stockholders. Each director to be elected will hold office until the next annual meeting of stockholders or until his successor is duly elected and qualified, or until the earlier of the director's death, resignation or removal. Each of the nominees listed below, except for Mr. Redmond and Mr. Jones, is currently a director of the Company who was previously elected by the stockholders. Both Mr. Redmond and Mr. Jones were recommended for election to the Board by the Nominating & Governance Committee, in Mr. Redmond's case after reviewing several candidates identified by a search firm.

        The persons named as proxies in the accompanying proxy, who have been designated by the Board, intend to vote, unless otherwise instructed in such proxy, "FOR" the election of Messrs. Hernandez, Hyde, Jones, Katz, Kincaid, Micheletto, Redmond, Sorte and Stiritz as directors. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee, if any, proposed by the Board. Each person nominated for election has agreed to serve if elected. Our Board has no reason to believe that any nominee will be unable to serve.

 INFORMATION WITH RESPECT TO NOMINEES

        The following sets forth the name and age of each nominee, identifies whether the nominee is currently a member of the Board, lists all other positions and offices, if any, now held by him with the Company, and specifies his principal occupation during at least the last five years.

Nominees for Directors

        Roland A. Hernandez, 51, was appointed a director of the Company in December 2002. Mr. Hernandez is the founding principal and Chief Executive Officer of Hernandez Media Ventures, a privately held company engaged in the acquisition and management of media assets. Prior to forming that company, Mr. Hernandez was President, Chief Executive Officer and Chairman of the Board of Telemundo Group, Inc., a Spanish-language television and entertainment company, from 1998 to 2000. From 1995 to 1998, Mr. Hernandez was President and Chief Executive Officer of Telemundo Group, Inc. From 1986 to 1994, Mr. Hernandez was President of the corporate general partner of Interspan Communications. Mr. Hernandez is a director of Ryland Group, Inc., MGM Mirage, Lehman Brothers Holdings, Inc. and Sony Corporation. He serves on the audit committee of Ryland Group, Inc. and as Chairman of the audit committee of MGM Mirage.

        Thomas D. Hyde, 59, was appointed a director of the Company in June 2006. Mr. Hyde is Executive Vice President and Corporate Secretary of Wal-Mart Stores, Inc. ("Wal-Mart"). From June 2003 to June 2005, Mr. Hyde served as Executive Vice President, Legal and Corporate Affairs and Corporate Secretary of Wal-Mart and from July 2001 to June 2003, he served as Executive Vice President, Senior General Counsel of Wal-Mart. Prior to July 2001, he served as Senior Vice President and General Counsel of Raytheon Company since 1992.

        Jeffrey W. Jones, 46, was appointed a director of the Company in June 2008. He was appointed Senior Executive Vice President and Chief Financial Officer in February 2006. Mr. Jones joined the Company in September 2003 and was appointed Senior Vice President and Chief Financial Officer of the Company in November 2003. From 1999 to 2003 Mr. Jones served as Executive Vice President and Chief Financial Officer of Clark Retail Enterprises, Inc. in Chicago, Illinois. From June 1998 to June 1999, Mr. Jones was Chief Financial Officer and Treasurer of Lids Corporation in Boston, Massachusetts. Mr. Jones is a member of the American Institute of Certified Public Accountants and a director and Chairman of the audit committee of iPCS, Inc.

        Robert A. Katz, 41, was appointed a director of the Company in June 1996, serving as Lead Director from June 2003 until his appointment as Chief Executive Officer of the Company in February 2006. Prior to his appointment as the Company's Chief Executive Officer, Mr. Katz was associated with Apollo Management L.P. since 1990.

        Richard D. Kincaid, 46, was appointed a director of the Company in June 2006. Mr. Kincaid is the founder and President of the BeCause Foundation, a nonprofit corporation. Until March 2007, Mr. Kincaid was President, Chief Executive Officer and a trustee of Chicago-based Equity Office Properties Trust ("Equity Office"). Mr. Kincaid was President of Equity Office since 2002 and was named Chief Executive Officer in April 2003. From 1997 to 2002, Mr. Kincaid was Executive Vice President of Equity Office and was Chief Operating Officer from September 2001 until November 2002. He served as Chief Financial Officer of Equity Office from March 1997 until August 2002. Mr. Kincaid also is a director of Rayonier Inc., a global supplier of timber, performance fibers and wood products.

        Joe R. Micheletto, 72, was appointed a director of the Company in February 1997 and has been Chairman of the Board of the Company since February 2006. Since September 2003, Mr. Micheletto has served as Vice Chairman of Ralcorp Holdings, Inc. ("Ralcorp"). From September 1996 to September 2003, Mr. Micheletto served as Chief Executive Officer and President of Ralcorp and was

Co-Chief Executive Officer and Chief Financial Officer of Ralcorp from January 1994 to September 1996. From 1985 to 1994, he served as Vice President and Controller of Ralston Purina Company. From 1991 to 1997, Mr. Micheletto served as Chief Executive Officer of Ralston Resorts, Inc. Mr. Micheletto also serves as a director of Energizer Holdings, Inc.

        John Redmond, 50, was appointed a director of the Company in March 2008. Mr. Redmond served as President and Chief Executive Officer of MGM Grand Resorts, LLC from March 2001 until August 2007. Prior to that, he served as co-Chief Executive Officer of MGM Mirage from December 1999 to March 2001. He was President and Chief Operating Officer of Primm Valley Resorts from March 1999 to December 1999 and Senior Vice President of MGM Grand Development, Inc. from August 1996 to February 1999. Prior to 1996, Mr. Redmond was Senior Vice President and Chief Financial Officer of Caesars Palace and Sheraton Desert Inn, having served in various other senior operational and development positions with Caesars World, Inc. Mr. Redmond is also a director of Allegiant Travel Co.

        John F. Sorte, 61, was appointed a director of the Company in January 1993. Mr. Sorte has been President and Chief Executive Officer of Morgan Joseph & Co. Inc., an investment banking firm, since June 2001. Mr. Sorte is also a director of Morgan Joseph & Co. Inc. From March 1994 to June 2001, he served as President of New Street Advisors L.P. and from 1992 until 1994 as Chief Executive Officer of New Street Capital Corporation. Prior to that position, Mr. Sorte joined Drexel Burnham Lambert Inc. as Managing Director in 1980 and served as Chief Executive Officer from 1990 through 1992.

        William P. Stiritz, 74, was appointed a director of the Company in February 1997. Mr. Stiritz has been a private equity investor since May 2001. From April 1998 to May 2001, he was Chairman of the Board, Chief Executive Officer and President of Agribrands International, Inc. Mr. Stiritz was Chairman of the Board of Ralston Purina Company from January 1982 to December 2001. Mr. Stiritz serves as Chairman of the Board of Ralcorp Holdings, Inc.

Vote Required for Approval

        To be elected, each director nominee requires a majority of the votes cast, which means that each director nominee must receive an affirmative "FOR" vote from a number of shares present in person or represented by proxy and entitled to vote that exceeds the number of votes "WITHHELD" from that director nominee.

        Our bylaws require that each director receive a majority of the votes cast with respect to such director (the number of shares voted "for" a director nominee must exceed the number of votes "withheld" from that nominee). All of the nominees named in the proxy currently serve as a director. If stockholders do not elect a nominee who is serving as a director, Delaware law provides that the director would continue to serve on the Board as a "holdover director," rather than causing a vacancy, until a successor is duly elected or until the director resigns. Under our Corporate Governance Guidelines and as permitted by our bylaws, each director annually submits an advance, contingent resignation that the Board may accept if stockholders do not elect the director. In that situation, our Nominating & Governance Committee would make a recommendation to the Board about whether to accept or reject the resignation, or whether to take other action.

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF THESE NOMINEES.

MANAGEMENT

        The following table sets forth the executive officers of the Company (or its operating subsidiaries) as of October 4, 2008.

Name	Position
Robert A. Katz	Chief Executive Officer
Jeffrey W. Jones	Senior Executive Vice President and Chief Financial Officer
Fiona E. Arnold	Senior Vice President, General Counsel and Secretary
Stanley D. Brown	President, RockResorts and Vail Resorts Hospitality
Blaise T. Carrig	Co-President, Mountain Division and COO, Heavenly Mountain Resort
Keith A. Fernandez	President, Vail Resorts Development Company
John McD. Garnsey	Co-President, Mountain Division and COO, Beaver Creek Mountain Resort

        For biographical information about Mr. Katz and Mr. Jones see "Information With Respect to Nominees."

        Fiona E. Arnold, 41, was appointed Senior Vice President and General Counsel in June 2007; in addition, she was appointed Secretary of the Company in September 2007. Ms. Arnold joined the Company as Deputy General Counsel in September 2006. From 2003 to 2006, Ms. Arnold served as Associate General Counsel for Western Gas Resources, Inc. in Denver, Colorado and from 2001 to 2003 she served as Vice President of Legal and Business Affairs and Assistant General Counsel for Crown Media Holdings, Inc., also in Denver. From 1998 to 2001, Ms. Arnold was an associate at the law firm Jones Day in Dallas, Texas, where she practiced securities and transactional law. Ms. Arnold began her legal career in Australia in 1993.

        Stanley D. Brown, 49, was promoted to President, RockResorts and Vail Resorts Hospitality in September 2008. He was previously appointed Executive Vice President and Chief Operating Officer of RockResorts and Vail Resorts Hospitality in July 2007. From 2006 until July 2007, Mr. Brown was Vice President Asia for Marriott International, Inc., managing 50 hotels and resorts based in Hong Kong. From 2000 to 2005, he was Vice President of Pacific Islands and Japan for Marriott International, Inc. based in Hawaii. From 1998 to 2000, he was General Manager for the Renaissance Sydney Hotel. From 1996 to 1998, he was General Manager for Saigon Marriott in Ho Chi Minh City, Vietnam, and from 1994 to 1996, he was General Manager for Jeddah Marriott in Jeddah, Saudi Arabia. Mr. Brown's hospitality leadership career began in 1989 when he was appointed Resident Manager for Maui Marriott Resort in Lahaina, Maui.

        Blaise T. Carrig, 57, was promoted to Co-President, Mountain Division and COO, Heavenly Mountain Resort in September 2008. He was previously appointed Executive Vice President, Mountain Division and COO—Heavenly Mountain Resort in January 2008. Mr. Carrig joined the Company as Senior Vice President and Chief Operating Officer for Heavenly Mountain Resort in September 2002. Mr. Carrig was President and Managing Director of The Canyons in Park City, Utah from July 1997 through August 2002 and, from 1976 to 1997, was employed at Sugarbush Resort in Warren, Vermont. At Sugarbush, he held various management positions in Mountain Operations, ultimately serving as the Managing Director of the resort.

        Keith A. Fernandez, 56, was appointed President, Vail Resorts Development Company in May 2006. From 1997 until May 2006, Mr. Fernandez was President and Chief Operating Officer of Intracorp San Diego/Hawaii, part of a family of independent, privately held real estate development companies. Prior to joining Intracorp, Fernandez was affiliated with Molokai Ranch, Ltd. for four years, a major land owner/developer in Hawaii, and from 1985 to 1994, he had operated his own California-based development company, Wailoa Development.

        John McD. Garnsey, 58, was promoted to Co-President, Mountain Division and COO, Beaver Creek Mountain Resort in September 2008. He was previously appointed Executive Vice President, Mountain Division and COO—Beaver Creek Resort in January 2008. Mr. Garnsey joined the Company as Senior Vice President and Chief Operating Officer for Beaver Creek in May 1999. Mr. Garnsey served as President of the Vail Valley Foundation from 1991 through April 1999 and as Vice President from 1983 to 1991.

SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

        Set forth in the following table is the beneficial ownership of common stock at the close of business on October 4, 2008 for all directors, nominees, the named executive officers listed on the Summary Compensation Table, and, as a group, such persons and all other executive officers as of such date.

Name	Number of Shares of Common Stock Beneficially Owned		Percent of Class
Joe R. Micheletto	39,998	(1)(2)(3)	*	%
John T. Redmond	—		*
Roland A. Hernandez	33,370	(1)	*
Thomas D. Hyde	4,620		*
Richard D. Kincaid	9,620		*
John F. Sorte	40,870	(4)	*
William P. Stiritz	30,870	(3)(4)	*
Robert A. Katz	410,090	(5)	1.10
Jeffrey W. Jones	240,711	(6)	*
Blaise T. Carrig	40,526	(7)	*
Keith A. Fernandez	25,063	(8)	*
John McD. Garnsey	50,529	(9)	*
Directors, nominees and executive officers as a group (14 Persons)	932,897	(10)	2.48%

*
Applicable percentages are based on 36,940,310 shares outstanding on October 4, 2008, adjusted as required by rules promulgated by the SEC. Unless indicated by footnote, the address for each listed director and executive officer is 390 Interlocken Crescent, Broomfield, CO 80021. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as indicated by footnote, the person named in the table report having sole voting and investment power with respect to all shares of common stock known as beneficially owned by them.

The number of shares of common stock outstanding used in calculating the percentage for each listed person includes the restricted stock units, or RSUs, and common stock underlying stock appreciation rights, or SARs, and options held by that person that are currently exercisable or are exercisable within 60 days of October 4, 2008, but excludes RSUs and our common stock underlying SARs or options held by any other person.

(1)
Includes options to purchase 25,000 shares of common stock which are currently exercisable.

(2)
Includes 5,628 shares of restricted stock that vest upon Mr. Micheletto ceasing to be a member of the Board of Directors.

(3)
Messrs. Micheletto and Stiritz disclaim beneficial ownership of all shares of common stock of the Company held by Ralcorp.

(4)
Includes options to purchase 22,500 shares of common stock which are currently exercisable.

(5)
Includes options to purchase 25,000 shares of common stock which are currently exercisable. Includes 2,500 restricted shares of common stock outstanding and held by Mr. Katz that remain subject to vesting restrictions as of December 3, 2008 (60 days from October 4, 2008) which lapse in equal monthly installments from December 28, 2008 to February 28, 2009. Also includes 299,143 SARs which would be exercisable for no shares of common stock (assuming a fair market value of $30.00, the closing price of our common stock on October 3, 2008).

(6)
Includes options to purchase 180,000 shares of common stock which are or will become exercisable on or before December 3, 2008. Includes 21,813 SARs which would be exercisable for no shares of common stock (assuming a fair market value of $30.00, the closing price of our common stock on October 3, 2008).

(7)
Includes options to purchase 25,166 shares of common stock which are or will become exercisable on or before December 3, 2008. Includes 12,725 SARs which would be exercisable for no shares of common stock (assuming a fair market value of $30.00, the closing price of our common stock on October 3, 2008).

(8)
Includes 19,657 SARs which would be exercisable for no shares of common stock (assuming a fair market value of $30.00, the closing price of our common stock on October 3, 2008).

(9)
Includes options to purchase 35,500 shares of common stock which are or will become exercisable on or before December 3, 2008. Includes 12,725 SARs which would be exercisable for no shares of common stock (assuming a fair market value of $30.00, the closing price of our common stock on October 3, 2008).

(10)
Includes options to purchase 360,666 shares of common stock and 371,853 SARs which would be exercisable for no shares of common stock (assuming a fair market value of $30.00, the closing price of our common stock on October 3, 2008).

INFORMATION AS TO CERTAIN STOCKHOLDERS

        Set forth below is certain information with respect to the only persons known to the Company to be the beneficial owners of more than five percent of the Company's voting securities at the close of business on October 4, 2008, based on filings required by the SEC.

	Common Stock Beneficially Owned
Name of Beneficial Owner	Shares		Percent of Total
Ralcorp Holdings, Inc.	7,084,106	(1)	19.18%
Marsico Capital Management, LLC	5,077,786	(2)	13.75%
Ronald Baron	4,668,506	(3)	12.64%
Janus Capital Management, LLC	4,187,716	(4)	11.34%
Columbia Wanger Asset Management, L.P.	2,825,300	(5)	7.65%
Fidelity Management & Research Company	2,293,800	(6)	6.21%
Advisory Research, Inc.	1,976,433	(7)	5.35%

Applicable percentages are based on 36,940,310 shares outstanding on October 4, 2008.

(1)
As reported by Ralcorp Holdings, Inc. and RH Financial Corporation on Form 4 filed with the SEC on October 2, 2008. The address for Ralcorp is 800 Market Street, Suite 1600, St. Louis, MO 63101.

(2)
As reported by Marsico Capital Management, LLC on Schedule 13G filed with the SEC on February 14, 2008. The address for Marsico Capital Management, LLC is 1200 17th Street, Suite 1600, Denver, CO 80202.

(3)
As reported by Ronald Baron, Baron Capital Group, Inc. ("BCG"), BAMCO, Inc. ("BAMCO"), Baron Capital Management, Inc. ("BCM") and Baron Asset Fund ("BAF") on a joint Schedule 13G/A filed with the SEC on February 12, 2008. Ronald Baron is Chairman and Chief Executive Officer BCG, BAMCO and BCM and President and Chief Executive Officer of BAF. The address for Ronald Baron is 767 Fifth Avenue, 24th Floor, New York, NY 10153. BCG and Ronald Baron disclaim beneficial ownership of shares held by their controlled entities (or the investment advisory clients thereof) to the extent such shares are held by persons other than BCG and Ronald Baron. BAMCO and BCM disclaim beneficial ownership of shares held by their investment advisory clients to the extent such shares are held by persons other than BAMCO, BCM and their affiliates.

(4)
As reported by Janus Capital Management, LLC and Janus Contrarian Fund on a joint Schedule 13G filed with the SEC on February 12, 2008. The address for Janus Capital management, LLC is 151 Detroit Street, Denver, CO 80206.

(5)
As reported by Columbia Wanger Asset Management, L.P. on Schedule 13G/A filed with the SEC on January 29, 2008. The address for Columbia Wanger Asset Management, L.P. is 227 West Monroe Street, Suite 3000, Chicago, IL 60606.

(6)
As reported by FMR LLC on Schedule 13G filed with the SEC on February 14, 2008. The address for FMR LLC is 82 Devonshire Street, Boston, MA 02109.

(7)
As reported by Advisory Research, Inc. on Schedule 13G filed with the SEC on February 14, 2008. The address for Advisory Research, Inc. is 180 N. Stetson Street, Suite 5500, Chicago, IL 60601.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

        The Company's Board acts as the ultimate decision-making body of the Company and advises and oversees our management, who are responsible for the day-to-day operations and administration of the Company. The Board has adopted Corporate Governance Guidelines which, along with the charters of each of the committees of the Board and the Company's Code of Ethics and Business Conduct, provide the framework for the governance of the Company. A complete copy of the Company's Corporate Governance Guidelines, the charters of the Board committees and the Code of Ethics and Business Conduct for employees and directors may be found on the Company's website at www.vailresorts.com. Copies of these materials are available in print, without charge upon written request to: Secretary, Vail Resorts, Inc. at 390 Interlocken Crescent, Broomfield, CO 80021.

Meetings of the Board

        The Board held a total of eight meetings during the fiscal year ended July 31, 2008. During the fiscal year, all of the directors of the Company except Mr. Redmond attended 75% or more of the meetings of the Board held during the period for which they were directors. Only one regularly scheduled meeting of the Board was held during the fiscal year after the meeting at which Mr. Redmond was appointed to the Board. Mr. Redmond attended this regular meeting, but was unable to attend two teleconference meetings of the Board called after his appointment. During the fiscal year, all of the directors of the Company except Mr. Micheletto attended at least 75% of the total meetings of the committees on which they served, held during the period for which they were committee members. Mr. Micheletto was unable to attend certain meetings of the Compensation Committee. The Chief Executive Officer typically develops the agenda for Board meetings and reviews the agenda with the Chairman of the Board. In accordance with our Corporate Governance Guidelines, directors are invited and encouraged to attend our annual meetings of stockholders. Messrs. Hernandez, Hyde, Jones, Katz, Kincaid and Sorte attended our 2007 annual meeting of stockholders.

Executive Sessions

        The non-management directors' practice is to meet in executive session following the conclusion of each Board meeting to discuss such matters as they deem appropriate and, at least once a year, to review the Compensation Committee's annual review of the Chief Executive Officer. These executive sessions are chaired by the Chairman of the Board or other non-management director, as appointed by the Board. Interested parties, including our stockholders, may communicate with the presiding director, who currently is our Chairman, and the non-management directors by following the procedures under the heading "Communications with the Board of Directors" below.

Director Nominations

        The Nominating & Governance Committee considers and recommends candidates for election to the Board. The committee also considers candidates for election to the Board, if any, that are submitted by stockholders. Each member of the committee participates in the review and discussion of director candidates. In addition, members of the Board who are not on the committee may meet with and evaluate the suitability of candidates. In making its selections of candidates to recommend for election, the committee seeks persons who have achieved prominence in their field and who possess significant experience in areas of importance to the Company. The minimum qualifications that the Nominating & Governance Committee believes must be met for a candidate to be nominated include integrity, independence, forthrightness, analytical skills and the willingness to devote appropriate time and attention to the Company's affairs. Successful candidates may also demonstrate significant experience in industries related to our business and in other areas of importance to the Company, such as general management, finance, marketing, technology, law or public sector activities.

        Stockholders who wish to submit nominees for election at an annual or special meeting of stockholders should follow the procedure described in our bylaws. Recommendations must include a written statement from the candidate expressing a willingness to serve. The Nominating & Governance Committee applies the same standards in considering candidates submitted by stockholders as it does in evaluating candidates submitted by members of the Board. The Nominating & Governance Committee nominated the nine nominees for election at this year's annual meeting.

Determinations Regarding Independence

        Under the Company's Corporate Governance Guidelines, a majority of the Board must be comprised of directors who are independent under the Corporate Governance Standards of the New York Stock Exchange, or the NYSE. The Board has adopted categorical standards of director independence, attached as Appendix "A" to this proxy statement, to assist it in making determinations of independence of Board members.

        The Board has determined that each of the nominees, other than Mr. Katz and Mr. Jones, is "independent" under the categorical standards of director independence adopted by the Board and the applicable rules of the NYSE. In making its determination with respect to Messrs. Micheletto and Stiritz, who serve on the Board of Directors of Ralcorp as Vice Chairman and Chairman, respectively, the Board took into consideration that Messrs. Micheletto and Stiritz serve as non-executive directors of Ralcorp Holdings, Inc. and there is no stockholder agreement or other arrangement between the Company and Ralcorp Holdings, Inc. with regard to nominees for director.

Communications with the Board of Directors

        The Company's Board has adopted a formal process by which interested parties, including our stockholders, may communicate with the Board or the non-management directors. This information is available on the Company's website at www.vailresorts.com, on the Corporate Governance home page within the Investor Relations section.

Code of Ethics and Business Conduct

        The Company has adopted a Code of Ethics and Business Conduct that applies to all directors and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Ethics and Business Conduct is available on the Company's website at www.vailresorts.com, or in print, without charge, to any stockholder who sends a request to: Secretary, Vail Resorts, Inc., 390 Interlocken Crescent, Broomfield, CO 80021. The Company will also post on its website any amendment to the Code of Ethics and Business Conduct and any waiver granted to any of its directors or executive officers.

Committees of the Board

        The Board has an Executive Committee, an Audit Committee, a Compensation Committee and a Nominating & Governance Committee. The charters for all of these committees, which have been approved by the Board, are available on the Company's website at www.vailresorts.com, or in print, without charge, to any stockholder who sends a request to: Secretary, Vail Resorts, Inc., 390 Interlocken Crescent, Broomfield, CO 80021. Below is a description of each committee of the Board. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities.

The Executive Committee

        The Executive Committee has all powers and rights necessary to exercise the full authority of the Board during the intervals between meetings of the Board in the management of the business and affairs of the Company, subject to certain limitations set forth in the charter of the Executive Committee. During fiscal 2008, the members of the Executive Committee were Messrs. Katz, Micheletto and Sorte. During fiscal 2008, the Executive Committee did not formally meet, but acted by written consent six times.

The Audit Committee

        The Audit Committee is primarily concerned with the effectiveness of the Company's independent registered public accounting firm, accounting policies and practices, financial reporting and internal controls. The Audit Committee acts pursuant to its charter, and is authorized and directed, among other things, to: (1) appoint, retain, compensate, evaluate and terminate, as appropriate, the Company's independent registered public accounting firm; (2) approve all audit engagement fees and terms, as well as all permissible non-audit service engagements with the independent registered public accounting firm; (3) discuss with management and the independent registered public accounting firm the Company's annual audited financial statements and quarterly financial statements, including reviewing the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations"; (4) review reports by the independent registered public accounting firm describing its internal quality control procedures and all relationships between the Company and the independent registered public accounting firm; (5) establish procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

(6) monitor the rotation of partners of the independent auditors on the Company's audit engagement team as required by law; (7) review and approve or reject transactions between the Company and any related persons in accordance with the Company's Related Party Transactions Policy; (8) confer with management and the independent auditors regarding the effectiveness of internal controls over financial reporting; (9) oversee management's efforts to monitor compliance with the Company's programs and policies designed to ensure adherence to applicable laws and regulations and the Company's Code of Ethics and Business Conduct; and (10) annually prepare a report as required by the SEC to be included in the Company's annual proxy statement.

        The members of the Audit Committee for the fiscal year ended July 31, 2008 were Mr. Hyde, Chairman, and Messrs. Hernandez, Micheletto and Redmond. Mr. Micheletto served as Chairman of the Audit Committee through March 2008, after which Mr. Hyde served as Chairman beginning March 2008. Mr. Redmond was appointed to the committee in March 2008. The Board has determined that Messrs. Hyde and Micheletto are each an "audit committee financial expert" as defined in the rules and regulations adopted pursuant to the Exchange Act. The Board has determined that all current members of the Audit Committee are "independent" as defined by the Corporate Governance Standards of the NYSE and the rules of the SEC applicable to audit committee members. The Audit Committee held seven meetings during the last fiscal year.

AUDIT COMMITTEE REPORT*

        Management is responsible for the Company's accounting practices, internal control over financial reporting, the financial reporting process and preparation of the consolidated financial statements. The Company's independent registered public accounting firm is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board, or the PCAOB. The Audit Committee's responsibility is to monitor and oversee these processes.

        In this context, the committee has met and held discussions with management and the Company's independent registered public accounting firm. Management represented to the Audit Committee that the Company's consolidated financial statements for the fiscal year ended July 31, 2008 were prepared in accordance with generally accepted accounting principles. The Audit Committee reviewed and discussed the consolidated financial statements with management and the Company's independent registered public accounting firm, including a discussion of the quality of the accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements, and management's assessment of the effectiveness of the Company's internal control over financial reporting. The Audit Committee further discussed with the Company's independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (AICPA, Professional Standards, Vol. 1 AU Section 380), as amended, as adopted by the PCAOB in Rule 3200T, as well as the Company's independent registered public accounting firm's opinion on the effectiveness of the Company's internal control over financial reporting.

        The Company's independent registered public accounting firm also provided to the Audit Committee the written disclosures and letter required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) as adopted by the PCAOB in Rule 3600T, and the Audit Committee discussed with the Company's independent registered public accounting firm, and were satisfied with, that firm's independence from the Company and its management. The Audit Committee has also considered whether the Company's independent registered public accounting firm's provision of non-audit services to the Company is compatible with the auditors' independence.

        The Audit Committee discussed with the Company's internal auditor and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the Company's independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of the Company's internal control over financial reporting and the overall quality of the Company's financial reporting. Additionally, the Audit Committee meets with the internal auditor, with and without management present, to discuss the results of their examination and evaluation of the Company's internal control over financial reporting. The Audit Committee has also reviewed and discussed Company policies with respect to risk assessment and risk management.

        Based upon the Audit Committee's discussion with management and the Company's independent registered public accounting firm, the Audit Committee recommended to the Board that the Company's audited financial statements as and for the fiscal year ended July 31, 2008 be included in the Company's annual report on Form 10-K for the year ended July 31, 2008 for filing with the SEC on September 25, 2008.

Audit Committee Thomas D. Hyde, Chairman Roland A. Hernandez Joe R. Micheletto John T. Redmond

*
In accordance with the rules and regulations of the SEC, the material in the above report shall not be deemed to be "soliciting material" or to be "filed" with the SEC or subject to Regulation 14A or 14C, under the Exchange Act, or to the liabilities of Section 18 of the Exchange Act and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, notwithstanding any general incorporation of this proxy statement into any other document filed with the SEC.

The Compensation Committee

        The Compensation Committee acts pursuant to its charter and is authorized and directed, among other things, to: (1) review and approve corporate goals and objectives relevant to the Chief Executive Officer's compensation, evaluate the Chief Executive Officer's performance in light of those goals and objectives (including the Chief Executive Officer's performance in fostering a culture of ethics and integrity), and, either as a committee or together with the other independent directors (as directed by the Board), determine and approve the Chief Executive Officer's compensation level based on this evaluation; (2) review the performance of and make recommendations to the Board regarding the individual elements of total compensation for the executive officers of the Company other than the Chief Executive Officer, including any amendments to such executive's employment agreement, any proposed severance arrangements or change in control and similar agreements/provisions, and any amendments, supplements or waivers to the foregoing agreements; (3) review and approve the Company's incentive compensation and equity-based plans and approve changes to such plans, in each case subject, where appropriate, to stockholder or Board approval, and review and approve issuances of equity securities to employees of the Company; (4) approve annual retainer and meeting fees for non-employee members of the Board and committees of the Board, fix the terms and awards of stock compensation for such members of the Board and determine the terms, if any, upon which such fees may be deferred; and (5) produce a compensation committee report on executive officer compensation as required by the SEC, after the committee reviews and discusses with management the Company's Compensation Discussion and Analysis, or CD&A, and consider whether to recommend that it be included in the Company's proxy statement or annual report on Form 10-K filed with the SEC.

        The members of the Compensation Committee for the fiscal year ended July 31, 2008 were Mr. Sorte, Chairman, and Messrs. Kincaid and Micheletto. The Board has determined that all current members of the Compensation Committee are "independent" as defined by the Corporate Governance

Standards of the NYSE. Also, the Compensation Committee consists of "non-employee directors," within the meaning of Rule 16b-3 promulgated under the Exchange Act and "outside directors," within the meaning of regulations promulgated under Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, and grants awards to the Company's named executive officers, as defined herein, and to officers who are subject to Section 16 of the Exchange Act under the Company's equity compensation plans.

  Compensation Committee Processes and Procedures

        Typically, the Compensation Committee meets at least two times annually and with greater frequency as necessary and met four times in fiscal 2008. The agenda for each meeting is usually developed by the Chairman of the Compensation Committee, in consultation with the Chief Executive Officer. From time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, provide financial or other background information or advice or otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in or be present during any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee authority to obtain, at the expense of the Company, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant's fees and other retention terms.

        In June 2007, the Compensation Committee engaged Hewitt Associates as compensation consultant. The Compensation Committee requested that Hewitt Associates:

  •
  conduct a review of the Company's total executive compensation program in which executives, senior managers and, in some cases, all employees participate; and

  •
  provide a competitive benchmarking analysis for various compensation components provided at executive levels, including salary, bonus, long-term incentives, supplemental benefits, perquisites, contracts/severance and general benefits (such as health and welfare, retirement and time off).

        As part of its engagement, the Compensation Committee requested that Hewitt Associates develop a comparative group of companies to prepare the competitive benchmarking study. The consultant ultimately developed recommendations that were presented to the Compensation Committee for its consideration. Following an active dialogue with Hewitt Associates and resulting modifications, the Compensation Committee implemented certain of the recommendations into the Company's compensation programs for fiscal 2008. These recommendations are discussed in the CD&A section of this proxy statement. In addition, during fiscal 2008, Hewitt Associates reviewed new executive employment agreements proposed for the purpose of updating all agreements to comply with Section 409A of the Internal Revenue Code and to reflect certain best practices in the agreements. Hewitt Associates discussed these agreements and related matters with the Compensation Committee. These agreements were approved by the Compensation Committee and entered into with each of our named executive officers to supersede and replace such officers' existing agreements, all as described in more detail below under the heading "Employment Agreements" in the Executive Compensation section of this proxy statement.

        Under its amended and restated charter, the Compensation Committee may form, and delegate authority to, subcommittees, as appropriate, and the Chief Executive Officer has been granted authority to grant equity awards for hiring incentive grants or to promoted non-officer employees. The purpose of this delegation of authority is to enhance the flexibility of equity administration within the Company and to facilitate the timely grant of equity awards to new or recently promoted non-officer employees within specified limits approved by the Compensation Committee. The Chief Executive Officer's authority to make new hire incentive grants is limited by certain restrictions as established by resolution of the Compensation Committee.

        Historically, the Compensation Committee has made adjustments to annual compensation, determined bonus and equity awards, and established new performance objectives at one or more meetings held during the first quarter of the fiscal year. However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of the Company's compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee's process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the fiscal year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Committee by the Chief Executive Officer. The Board, however, makes all final determinations regarding these awards, based on the recommendations of the Compensation Committee, and none of our executive officers, including the Chief Executive Officer, are involved in the determination of their own compensation. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives and directors, as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels, and recommendations of the Compensation Committee's compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant.

        The specific determinations of the Compensation Committee with respect to executive compensation for fiscal 2008 are described in greater detail in the CD&A section of this proxy statement, as well as the narrative disclosure that accompanies the Summary Compensation Table and related tables in the Executive Compensation section of this proxy statement.

Compensation Committee Interlocks and Insider Participation

        During the fiscal year ended July 31, 2008, no Compensation Committee interlocks existed between the Company and any other entity, meaning none of our executive officers currently serves, or has served during the last completed fiscal year, on the compensation committee or Board of Directors of any other entity that has one or more executive officers serving as a member of our Board of Directors or compensation committee. No member of our Compensation Committee has ever been an executive officer or employee of ours.

 COMPENSATION COMMITTEE REPORT*

        The Compensation Committee has reviewed and discussed with management the CD&A contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the CD&A be included in this proxy statement and incorporated into our annual report on Form 10-K for the fiscal year ended July 31, 2008 and the Board of Directors approved that recommendation.

Compensation Committee John F. Sorte, Chairman Richard D. Kincaid Joe R. Micheletto

*
In accordance with the rules and regulations of the SEC, the material in the above report shall not be deemed to be "soliciting material" or to be "filed" with the SEC or subject to Regulation 14A or 14C, under the Exchange Act, or to the liabilities of Section 18 of the Exchange Act and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended or the Exchange Act, notwithstanding any general incorporation of this proxy statement into any other document filed with the SEC.

The Nominating & Corporate Governance Committee

        The Nominating & Governance Committee acts pursuant to its charter and is authorized and directed to: (1) review the overall composition of the Board; (2) actively seek individuals qualified to become Board members for recommendation to the Board; (3) identify and recommend to the Board director nominees for the next annual meeting of stockholders and members of the Board to serve on the various committees of the Board; (4) be responsible for oversight of the evaluation of the performance of the Board and management; and (5) review and reassess the adequacy of the Corporate Governance Guidelines of the Company and recommend any proposed changes to the Board for approval. The Nominating & Governance Committee has the ability to review and present to the Board individual director candidates recommended by stockholders for election and stockholder proposals. The Nominating & Governance Committee also has the authority to retain and terminate any search firm to be used to identify candidates and to approve the search firm's fees and other retention terms. In fiscal 2008, the Nominating & Governance Committee paid a fee to Russell Reynolds Associates to assist in the process of identifying and evaluating director candidates.

        The members of the Nominating & Governance Committee for the fiscal year ended July 31, 2008 were Mr. Stiritz, Chairman, and Messrs. Hyde and Hernandez. Mr. Hyde was appointed to the committee in March 2008. The Board has determined that all current members of the Nominating & Governance Committee are "independent" as defined by the Corporate Governance Standards of the NYSE. The Nominating & Governance Committee met three times during the last fiscal year.

Compensation of Directors

        The following table shows for the fiscal year ended July 31, 2008 certain information with respect to the compensation of all non-employee directors of the Company:

Director Compensation for Fiscal 2008

Name(1) (a)	Fees Earned or Paid in Cash ($)(2) (b)	Stock Awards ($)(3) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (f)	All Other Compensation ($)(4) (g)	Total ($) (h)
Roland A. Hernandez(5)	$88,333	114,382	—	—	—	—	$202,715
Thomas D. Hyde(6)	$88,667	114,382	—	—	—	—	$203,049
Richard D. Kincaid(7)	$61,333	114,382	—	—	—	—	$175,715
Joe R. Micheletto(8)	$132,000	114,382	—	—	—	—	$246,382
John T. Redmond	$38,167	—	—	—	—	—	$38,167
John F. Sorte(9)	$68,417	114,382	—	—	—	—	$182,799
William P. Stiritz(10)	$62,417	114,382	—	—	—	—	$176,799
John J. Hannan(11)	$10,417	18,596	—	—	—	—	$29,013

(1)
Robert A. Katz and Jeffrey W. Jones are also each named executive officers and their compensation as Chief Executive Officer and Senior Executive Vice President and Chief Financial Officer, respectively is included in the Summary Compensation Table in the "Executive Compensation" section of this proxy statement. Neither of Messrs. Katz or Jones receives any additional compensation for their service on the Board of Directors.

(2)
Company directors receive retainers and meeting fees which are paid in quarterly installments. In fiscal 2008, Company directors received an annual cash retainer of $35,000, meeting fees of $5,000 for each meeting attended in person and $1,000 for meetings attended telephonically. In addition, Mr. Micheletto received an additional $50,000 per year for service as Chairman of the Board. The Chairman of the Audit Committee receives a $25,000 retainer. Mr. Micheletto was paid this retainer based on his service as Chairman of the Audit Committee through March 2008, after which Mr. Hyde was paid this retainer based on his service as Chairman of the Audit Committee beginning March 2008. Audit Committee members receive an additional $15,000 for such committee service. Messrs. Sorte and Stiritz, as Chairmen of our Compensation Committee and Nominating & Governance Committees, respectively, each received $7,500 for such committee service. Members of the Compensation Committee received $1,000 for each Compensation Committee meeting attended, members of the Nominating & Governance Committee received

  $1,000 for each Nominating & Governance Committee meeting attended and members of the Audit Committee received $2,000 for each Audit Committee Meeting attended, as follows:

		Board of Directors		Committees						Total
				Audit		Compensation		Nominating & Governance
Name	Year	Board Service ($)	Meeting Attendance ($)	Committee Service ($)	Meeting Attendance ($)	Committee Service ($)	Meeting Attendance ($)	Committee Service ($)	Meeting Attendance ($)	($)
Roland A. Hernandez	2008	33,333	23,000	15,000	14,000	—	—	—	3,000	88,333
Thomas D. Hyde	2008	33,333	23,000	18,333	14,000	—	—	—	—	88,667
Richard D. Kincaid	2008	33,333	24,000	—	—	—	4,000	—	—	61,333
Joe R. Micheletto	2008	83,333	14,000	21,667	12,000	—	1,000	—	—	132,000
John T. Redmond(a)	2008	20,417	5,000	8,750	4,000	—	—	—	—	38,167
John F. Sorte	2008	33,333	24,000	—	—	7,083	4,000	—	—	68,417
William P. Stiritz	2008	33,333	19,000	—	—	—	—	7,083	3,000	62,417
John J. Hannan(11)	2008	10,417	—	—	—	—	—	—	—	10,417

  (a)
  Mr. Redmond was appointed to the Board of Directors on March 7, 2008, and as a result, began receiving meeting fees and quarterly installments of retainer fees after that time.

(3)
On October 15, 2007, directors who were not employees of the Company received a grant of RSUs for fiscal 2008 service, representing 1,811 shares of our common stock, having, at the time of grant, a fair market value of $114,944, based on the closing market price of the Company's common stock of $63.47 per share on such date. The amounts in this column represent the portion of the fair value of RSUs recognized as expense during fiscal 2008 (before estimated forfeitures related to service-based vesting conditions) for financial statement reporting purposes in accordance with FAS 123R, "Share Based Payment," and do not represent cash payments made to the directors or amounts realized. Under FAS 123R, the fair value of RSUs granted to directors is recognized ratably over the vesting period, which is one year from the date of grant. Assumptions used in the calculation of these amounts are included in note 17 to our audited financial statements for fiscal 2008, which are included in our annual report on Form 10-K for fiscal 2008 filed with the SEC on September 25, 2008.

(4)
Directors receive benefits consisting of lodging, ski school privileges and discretionary spending on services at our properties for personal use, in accordance with the terms of the Company's Executive Perquisite Fund Program discussed in the CD&A section of this proxy statement below. Each director is entitled to an annual $30,000 allowance to be used at the Company's resorts in accordance with such program, under which directors may draw against the account to pay for services at the market rate for the applicable resort or services. Unused funds in each director's account at the end of each fiscal year are forfeited. In accordance with SEC rules, the value of these benefits is measured on the basis of the estimated aggregate direct incremental cost to the Company for providing these benefits, and perquisites and personal benefits are not reported for any director for whom such amounts were less than $10,000 in the aggregate for the fiscal year. Perquisites do not include benefits generally available on a non-discriminatory basis to all of our employees, such as skiing privileges.

(5)
As of July 31, 2008, Mr. Hernandez held an aggregate of 25,000 shares subject to outstanding stock options and 1,811 shares subject to outstanding RSUs.

(6)
Amount reported in column "(b)" includes $88,667 that was contributed by Mr. Hyde to the Company's nonqualified deferred compensation plan. As of July 31, 2008, Mr. Hyde held 1,811 shares subject to outstanding RSUs.

(7)
As of July 31, 2008, Mr. Kincaid held 1,811 shares subject to outstanding RSUs.

(8)
Amount reported in column "(b)" includes $6,000 that was contributed by Mr. Micheletto to the Company's nonqualified deferred compensation plan. As of July 31, 2008, Mr. Micheletto held an aggregate of 25,000 shares subject to outstanding stock options and 1,811 shares subject to outstanding RSUs. In fiscal 2008, Mr. Micheletto was also granted restricted shares in lieu of payment of his annual retainer fees as a Board member, Chairman of the Board and Chairman or member of the Audit Committee, totaling $105,000, 2,068 shares of which were issued during the fiscal year ended July 31, 2008. The full amount of the fees earned by Mr. Micheletto but paid in restricted stock is included in column "(b)" and the restricted shares issued in lieu of payment of the annual Board fees are not included in column "(c)". Under such arrangement, for fiscal 2008, Mr. Micheletto received 401, 464, 620 and 583 restricted shares, in the first, second, third and fourth quarters of fiscal 2008, respectively, having, at the time of grant, a fair market value of approximately $25,000, $25,000, $30,000 (included make-up payment for increased Board member retainer for fiscal 2008) and $25,000 (reduced retainer in connection with change in Audit Committee Chairman), respectively, based on the closing market price of the Company's common stock of $62.29, $53.81, $48.29 and $42.83 on September 30, 2007, December 31, 2007, March 31, 2008 and June 30, 2008, respectively.

(9)
As of July 31, 2008, Mr. Sorte held an aggregate 22,500 shares subject to outstanding stock options and 1,811 shares subject to outstanding RSUs.

(10)
Amount reported in column "(b)" includes $62,417 that was contributed by Mr. Stiritz to the Company's nonqualified deferred compensation plan. As of July 31, 2008, Mr. Stiritz held an aggregate of 22,500 shares subject to outstanding stock options and 1,811 shares subject to outstanding RSUs.

(11)
Mr. Hannan did not stand for re-election at the Company's 2007 annual meeting of stockholders held on December 7, 2007 and as a result no longer was a member of the Company's Board of Directors as of that date.

Director Cash Compensation

        All of our non-employee directors receive annual fees, payable in quarterly installments. The annual retainer for each Board member is $35,000 and meeting fees are $5,000 for each Board meeting attended in person and $1,000 for meetings attended telephonically. In addition, the Chairman of the Board receives an additional $50,000 per year, the Chairman of the Audit Committee receives an additional $25,000 per year, each other Audit Committee member receives an additional $15,000 per year and the Chairman of the Nominating & Governance Committee and the Chairman of the Compensation Committee each receive an additional $7,500 per year. Members of the Compensation Committee and Nominating & Corporate Governance Committee receive $1,000 per committee meeting attended and Audit Committee members receive $2,000 per each committee meeting attended. All directors receive reimbursement of their reasonable travel expenses in connection with such service.

Director Equity Compensation

        The Company provides its directors with equity compensation as determined each year by the Compensation Committee. RSUs granted to directors in fiscal 2008 are more fully described in footnote 3 to the table "Director Compensation for Fiscal 2008" above. We have agreed to grant restricted stock to Mr. Micheletto in lieu of payment of his annual Board fees. The shares are issued quarterly, on a calendar quarter basis, and the number of shares issued is calculated by dividing the annual Board fees earned during the calendar quarter by the closing price per share of our common stock on the last trading day of the calendar quarter. The restricted shares issued to Mr. Micheletto vest in full upon cessation of his service as a director and are more fully described in footnote 8 to the table "Director Compensation for Fiscal 2008" above.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities to file initial reports of ownership and changes in ownership with the SEC and the NYSE. Such officers, directors and stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such reports furnished to the Company, and written representations that no other reports were required to be filed during the fiscal year ended July 31, 2008, the Company believes that all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis for the fiscal year ended July 31, 2008.

TRANSACTIONS WITH RELATED PERSONS

Related Party Transactions Policy and Procedures

        We have adopted a written Related Party Transactions Policy that sets forth the Company's policies and procedures regarding the identification, review, consideration and approval or ratification of "related party transactions." For purposes of our policy only, a "related party transaction" is a transaction, contract, agreement, understanding, loan, advance or guarantee (or any series of similar transactions or arrangements) in which the Company and any "related person" are participants involving an amount that exceeds $120,000. Transactions involving compensation for services provided to the Company as an officer or director by a related person are not covered by this policy. A related person is any executive officer, director, or more than 5% stockholder of the Company, or any immediate family member of an executive officer or director, including any entity in which such persons are an officer or 10% or greater equity holder.

        Under the policy, where a transaction has been identified as a related party transaction, management must present information regarding the proposed related party transaction to the Chairman of the Audit Committee, the full Audit Committee or the Board of Directors for consideration and approval or ratification, depending upon the size of the transaction involved. In considering related party transactions, the Committee takes into account the fairness of the proposed transaction to the Company and whether the terms of such transaction are at least as favorable to the Company as it would receive or be likely to receive from an unrelated third party in a comparable or substantially comparable transaction.

        As discussed above, we have adopted a Code of Ethics and Business Conduct, which we refer to as the Code of Ethics, that applies to all directors and employees. We distribute the Code of Ethics to every employee, officer and director and convey our expectation that every employee, officer and director read and understand the Code of Ethics and its application to the performance of each such person's business responsibilities. To assist in identifying such proposed transactions as they may arise, our Code of Ethics utilizes a principles-based guideline to alert employees and directors to potential conflicts of interest. Under the Code of Ethics, a conflict of interest occurs when an individual's personal, social, financial or political interests conflict with his or her loyalty to the Company. Our policy under the Code of Ethics provides that even the appearance of a conflict of interest where none actually exists can be damaging and should be avoided. If any person believes a conflict of interest is present in a personal activity, financial transaction or business dealing involving anyone employed by the Company, then that person is instructed under the Code of Ethics to report such belief to a supervisor, the legal department, a member of the Compliance & Ethics Committee or the General Counsel.

        To ensure that our existing procedures are successful in identifying related party transactions, the Company distributed questionnaires to its directors and executive officers shortly following the end of the fiscal year which included, among other things, inquiries about any transactions they have entered into with us. In addition, all employees who are Vice President level or higher must certify their compliance with the Code of Ethics on an annual basis.

Certain Related-Person Transactions

  Executive Employment Agreements

        In October 2008, certain of our executive officers entered into new executive employment agreements for the purpose of updating all agreements to comply with Section 409A of the Internal Revenue Code and to reflect certain best practices in the agreements as recommended by a compensation consultant. These agreements were approved by the Compensation Committee to supersede and replace such officers' pre-existing agreements. The agreements entered into with our named executive officers, as defined in the CD&A below, are described under the heading "Employment Agreements" in the Executive Compensation section of this proxy statement.

  Stanley D. Brown, President, RockResorts and Vail Resorts Hospitality

        The employment agreement between Vail Holdings, Inc. (VHI), a wholly-owned subsidiary of the Company, and Mr. Brown, our President, RockResorts and Vail Resorts Hospitality, has an initial term through October 15, 2011, unless earlier terminated, and provides for automatic renewal for successive one year periods if neither party provides written notice of non-renewal to the other not less than 60 days prior to the then-current scheduled expiration date. Under the employment agreement, the initial base salary was set at $335,000, subject to annual adjustments by the Compensation Committee, though in no case may the base salary be reduced at any time below the then-current level. The agreement provides that Mr. Brown's base salary will increase to $365,000 effective August 1, 2009. Pursuant to the employment agreement, Mr. Brown also participates in the Company's annual bonus incentive plan which currently is the Company's Management Incentive Plan (as more fully described under the heading "Executive Compensation—Compensation Discussion and Analysis—Elements of Compensation—Annual Cash Bonus" of this proxy statement) under which any awards are at the discretion of the Compensation Committee. Under the employment agreement, if the Company achieves specified performance targets for the year under the Management Incentive Plan, Mr. Brown's "target opportunity" will be 50% of his base salary. Mr. Brown also receives other benefits and perquisites on the same terms as afforded to senior executives generally, including customary health, disability and insurance benefits, certain club membership benefits and participation in the Company's Executive Perquisite Fund Program.

        The employment agreement also provides that upon (i) the giving of notice of non-renewal by VHI or termination by VHI without cause or (ii) termination by Mr. Brown for good reason, Mr. Brown is entitled to receive certain benefits so long as he has executed a release in connection with his termination. Such benefits include: (a) one year of then-current base salary payable in a lump sum, (b) a prorated bonus (provided that performance targets are met) for the portion of VHI's fiscal year through the effective date of the termination or non-renewal, and (c) one year's COBRA premiums for continuation of health and dental coverage, payable in a lump sum. If, in connection with a change in control, (i) VHI terminates Mr. Brown without cause or gives notice of non-renewal of his agreement or (ii) Mr. Brown terminates for good reason, Mr. Brown is entitled to receive, so long as he has executed a release in connection with his termination: (a) one year of then-current base salary payable in a lump sum, (b) a prorated bonus (provided that performance targets are met) for the portion of VHI's fiscal year through the effective date of the termination or non-renewal, (c) an amount equal to the cash bonus paid to Mr. Brown in the prior year, and (d) to the extent not already vested, full vesting of any RSUs, SARs or other equity awards held by Mr. Brown. Mr. Brown is also entitled to certain benefits upon termination of his employment as a result of death or disability.

        Mr. Brown's employment agreement contains standard provisions for non-competition and non-solicitation of the Company's managerial employees that become effective as of the date of Mr. Brown's termination of employment and that continue for one year thereafter. Mr. Brown is also subject to a permanent covenant to maintain confidentiality of the Company's confidential information.

  Robert A. Katz, Chief Executive Officer

        In January 2007, Robert A. Katz, Chief Executive Officer of the Company, executed a purchase and sale agreement with the Company for the purchase of a unit at The Lodge at Vail Chalets project located near the Vista Bahn chairlift at the base of Vail Mountain for a total purchase price of $12.5 million, which unit had previously been available for sale to the general public. Mr. Katz provided an earnest money deposit of $1.9 million and a framing deposit of $1.2 million pursuant to the terms of the purchase and sale agreement. Mr. Katz has also provided upgrade deposits of $63,307 and $1,363,026 for change orders entered into in March 2007 and December 2007, respectively. The earnest money deposit will be used to fund the construction of The Lodge at Vail Chalets project. The sale of the unit by the Company to Mr. Katz was approved by the Board in accordance with the Company's related party transactions policy.

        As part of the October 2008 employment agreement entered into with Mr. Katz, the Company has agreed to grant to Mr. Katz, on March 1, 2009, to the extent Mr. Katz is still employed on that date, certain awards of RSUs and SARs totaling $4.8 million in value (using the Company's standard methodology), which will vest in full two years and seven months from the date of grant and otherwise be subject to the terms of the Company's Amended and Restated 2002 Long Term Incentive and Share Award Plan, which we refer to as the 2002 Plan. The Compensation Committee specifically approved this arrangement as a retention tool and, based on the amortized value of the award over its life when added to Mr. Katz's other annual compensation, to provide total annual target compensation for Mr. Katz at the 75th percentile of the compensation paid to chief executive officers in our competitive peer group, as discussed below in the CD&A section of this proxy statement. See "Employment Agreements" under the Executive Compensation section of this proxy statement for a discussion of Mr. Katz's employment agreement with the Company.

  Jeffrey W. Jones, Senior Executive Vice President and Chief Financial Officer

        On September 26, 2007, the Company entered into a First Amendment to the Amended and Restated Employment Agreement with Mr. Jones, to provide for the grant, on September 30, 2008, to the extent Mr. Jones is still employed on that date, of certain awards of RSUs and SARs totaling $2,300,000 in value (using the Company's standard methodology), which will vest in full on the third anniversary of the date of grant and otherwise be subject to the terms of the 2002 Plan. On September 18, 2008, the Company entered into a Restated First Amendment to the Amended and Restated Employment Agreement with Mr. Jones, to provide that the grant date of these RSUs and SARs coincide with the date of the regularly scheduled meeting of the Company's Board of Directors on September 23, 2008. On such date, Mr. Jones was granted the number of RSUs and SARs indicated below under "Executive Officer Equity Grants." All other aspects of Mr. Jones' existing employment agreement remain in full force and effect and this amendment is incorporated into the October 2008 employment agreement with Mr. Jones. See "Employment Agreements" under the Executive Compensation section of this proxy statement for a discussion of Mr. Jones' employment agreement with the Company.

  Executive Officer Equity Grants

        On September 23, 2008, the Compensation Committee granted RSUs and SARs, pursuant to the 2002 Plan, to the Company's executive officers, including its named executive officers (as defined herein). Except for the cliff grant to Mr. Jones noted below, which vests in its entirety three years from the grant date, both the RSUs and SARs granted to each executive officer vest over three years, commencing on the first anniversary of the grant date. The SARs have an exercise price of $40.09, the closing price of the Company's common stock on the date of grant. Because Mr. Katz's bonus is paid 50% in RSUs that vest annually over a three year period, the value of the grant to Mr. Katz noted below as a Management Incentive Plan grant is included in the compensation reported for Mr. Katz in the Summary Compensation Table below. The number of RSUs and SARs granted to the Company's executive officers is as follows:

Name	Title	RSUs	SARs
Robert A. Katz	Chief Executive Officer	7,427	113,871
Robert A. Katz (Management Incentive Plan grant)		5,260	n/a
Jeffrey W. Jones	Senior Executive Vice President and Chief Financial Officer	2,918	28,803
Jeffrey W. Jones (cliff grant)		28,685	73,717
Keith A. Fernandez	President, Vail Resorts Development Company	4,208	40,497
Blaise T. Carrig	Co-President, Mountain Division and COO, Heavenly Mountain Resort	1,964	18,902
John McD. Garnsey	Co-President, Mountain Division and COO, Beaver Creek Mountain Resort	1,964	18,902
Stanley D. Brown	President, RockResorts and Vail Resorts Hospitality	1,964	18,902
Fiona E. Arnold	Senior Vice President, General Counsel and Secretary	1,309	12,604

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Philosophy and Objectives of Our Executive Compensation Program

        Our executive compensation philosophy is designed to support our primary objective of creating value for our stockholders in both the short and long-term through growth in our earnings and incentivizing and rewarding our executive officers, including Messrs. Katz, Jones, Fernandez, Garnsey and Carrig, who are our Chief Executive Officer, Chief Financial Officer and each of our three other highest paid executive officers, respectively, who currently are our named executive officers and who we refer to in this CD&A as our named executive officers. To achieve these objectives, we maintain compensation plans that tie a substantial portion of our executives' overall compensation to key short-term and long-term strategic, operational, and financial goals such as achievement of Reported EBITDA (as defined under the heading "Elements of Compensation—Annual Cash Bonus" below) targets and non-financial goals that the Compensation Committee and Board deems important. We implement this philosophy by focusing on the following three key objectives:

  1.
  Attract, retain and motivate talented executives;

  2.
  Emphasize pay for performance by tying annual and long-term compensation incentives to achievement of specified performance objectives or overall stock performance; and

  3.
  Encouraging management stock ownership to create long-term stockholder value by aligning the interests of our executives with our stockholders.

        To achieve these objectives, the Compensation Committee analyzes market data and evaluates individual executive performance with a goal of setting compensation at levels they believe, based on their general business and industry knowledge and experience, are comparable with executives in other companies of similar size operating in the leisure, travel, gaming or hospitality industry, which we refer to in this proxy statement as the peer group. The Compensation Committee also takes into account individual performance, our retention needs, our relative performance, our own strategic goals and publicly-available industry survey results in light of the Company's strategic goals compared to other publicly owned, growth-oriented companies, including certain companies in the peer group. Based on the June 2007 report of an outside compensation consultant, the competitive peer group used as part of the Compensation Committee's annual review of compensation at the beginning of fiscal 2008 was composed of 21 companies: Marriott International, Inc., Carnival Corporation & PLC, MGM Mirage, Starwood Hotels & Resorts Worldwide, Inc., Hilton Hotels Corporation, Wyndham Worldwide Corporation, Intrawest Corporation, Interstate Hotels & Resorts, Inc., Gaylord Entertainment Company, Bluegreen Corporation, Choice Hotels International, Inc., Sunterra Corporation, Lodgian, Inc., The Marcus Corporation, Boyd Gaming Corporation, Las Vegas Sands Corp., Station Casinos, Inc., Trump Entertainment Resorts, Inc., Isle of Capri Casinos, Inc., Ameristar Casinos, Inc., and Wynn Resorts, Limited. The Company faces a somewhat unique challenge in establishing a peer group, as few publicly traded companies participate in more than one of the Company's operating segments. Thus, we seek to include a variety of leisure, travel, gaming and hospitality companies with whom the Company competes for the discretionary travel dollars of our guests.

        We generally rely on SEC filings made by each of the peer group companies during the previous year to collect this information, as well as wage survey data collected by outside compensation consultants. While the Compensation Committee uses the peer group information generally for competitive and retention purposes, it also "benchmarks," or targets, certain elements of compensation relative to the peer group, as described under the heading "Elements of Compensation" below. Overall, we seek to compensate our named executive officers at the market median (the 50th percentile) of our peer group for such executives' achievement of target levels of performance, as adjusted based upon Company performance, individual performance, and long-term value of the executive to the Company. However, using our performance-oriented compensation, we seek to compensate our strong performers at the 75th percentile level of pay. We believe that compensating our named executive officers with a larger proportion of at-risk compensation elements in relation to more static compensation elements such as base salary, benefits and perquisites more closely aligns the interests of our named executive officers with those of our stockholders.

        Based in part on the June 2007 recommendation of an outside compensation consultant, in fiscal 2008 the Compensation Committee targeted the following weight for each element of our Chief Executive Officer's compensation as follows, which represents an increased emphasis on long-term incentive compensation compared to prior years (assuming that both the Company and the Chief Executive Officer performed at target levels for the year):

  •
  26% Base Salary

  •
  26% Annual Bonus (as noted below, 50% of this bonus is paid in restricted stock units, which we refer to as RSUs, that vest over three years)

  •
  46% Equity Incentives (restricted stock awards, RSUs and/or stock appreciation rights, which we refer to as SARs; approximately 15% RSUs and 85% SARs, reflecting our objective to pay for performance and align the interests of our executives with our stockholders)

  •
  less than 1% Benefits

  •
  2% Perquisites

        The targeted weight of each element of our other named executive officers' compensation varies between named executive officers based upon the Compensation Committee's determination of each named executive officer's ability to impact, and their relative level of responsibility for, the Company's performance. Generally within this group, as compared to the weight of each component of our Chief Executive Officer's compensation, base salary is a higher proportion of compensation and annual bonus is a slightly lower proportion, while the equity incentives component is similar to our Chief Executive Officer's in that this element makes up a significant portion of total compensation, with benefits and perquisites comprising a very small portion of total compensation. For all of these executives, incentive or at-risk compensation represents more than a majority of their total compensation.

        Overall, for all executives as a group, the Company's total compensation falls at approximately the 50th percentile relative to our peer companies. The Company's use of supplemental benefits and perquisites is significantly lower than the peer group, as the Company prefers to allocate compensation more heavily to performance-related elements of pay.

        The Company has in the past, and we intend in the future, to conduct an annual review of the aggregate level of our executive compensation program as part of our annual budget review and annual performance review processes, which include determining the operating metrics and non-financial elements used to measure our performance and to compensate our executive officers. We view our executive compensation policy, based on individual and Company performance, as consistent with our objective of retaining and motivating our executive officers.

        In addition, in appropriate circumstances, such as new market data that supports a market adjustment, the Compensation Committee, in its discretion, considers the recommendations of our Chief Executive Officer, Mr. Katz, in setting executive compensation, including the compensation of the other named executive officers. The Compensation Committee, however, makes all final recommendations to the Board or, in the case of Mr. Katz, the determination regarding these awards and none of our executive officers, including Mr. Katz, are involved in the determination of their own compensation.

        In considering compensation for fiscal 2009, the Compensation Committee analyzed tally sheets prepared for each of the named executive officers. Each of these tally sheets presents the dollar amount of each component of the named executive officers' compensation, including current cash compensation (base salary and annual bonus), perquisites and the value of equity awards previously granted to the named executive officers, as well as the amounts that would have been payable to each named executive officer if the named executive officer's employment had been terminated under a variety of scenarios as of July 31 of the most recently ended fiscal year. The Committee uses these tally sheets, which provide substantially the same information as is provided in the tables included in this proxy statement, primarily for purposes of ensuring that our named executive officers' total compensation remains reasonable and to analyze whether the compensation mix for our Chief Executive Officer or other named executive officers needs to be adjusted on a going-forward basis. In its most recent review of tally sheets, the Compensation Committee determined that annual compensation amounts for our Chief Executive Officer and the other named executive officers remained consistent with our executive compensation policy and objectives and the Compensation Committee's expectations.

Elements of Compensation

        Our executive compensation program consists of the following elements:

         Base Salary.    The Company's philosophy is to pay base salaries sufficient to attract and retain executives with a broad proven track record of performance. The Compensation Committee establishes base salaries for our named executive officers based primarily on the scope of their responsibilities, taking into account individual performance and experience, competitive market compensation for similar positions, as well as seniority of the individual, our ability to replace the individual, the impact the individual's loss would have to the Company, and other factors which may be deemed to be relevant by the Compensation Committee, in their discretion. In situations where executives are being recruited by the Company, the executive's base salary and total compensation package with their then-current employer is a significant factor considered in determining base salary. Base salaries for each of the named executive officers are reviewed annually by the Compensation Committee. Based on this review, salaries may be adjusted, but not below the amounts set forth in each applicable named executive officer's employment agreement, to realign salaries with market levels after taking into account individual responsibilities, the impact upon and relative level of responsibility for, the Company's performance, long-term Company and individual performance and expertise. Under their respective employment agreements, the base salary for each named executive officer may not be reduced at any time below the then-current level. For higher levels of responsibility, the base salary component is intended to be a diminishing portion of each named executive officer's potential total compensation. As a result, annual bonuses and equity awards based on company performance are expected to be a substantial portion of the total compensation, relative to the base salary for each named executive officer.

        As part of a number of initiatives to control expenses and increase efficiency in the upcoming fiscal year 2009, our named executive officers did not receive annual salary increases and the base salary for each of our named executive officers remains at the fiscal 2008 level for the fiscal year 2009.

         Annual Cash Bonus.    During fiscal 2008, all of our named executive officers were eligible for an annual bonus under our annual cash bonus plan, the Vail Resorts, Inc. Management Incentive Plan, which we refer to as the Management Incentive Plan. The Management Incentive Plan is intended to compensate executives primarily for achieving near-term financial, operational and strategic goals over the course of one year and for achieving individual annual performance objectives.

        There are two performance elements to the Management Incentive Plan, (1) the amount of funds available under the Management Incentive Plan itself in any fiscal year, and (2) the specific allocation of awards to individuals under the Management Incentive Plan.

        To determine the annual funding targets of the Management Incentive Plan, the Compensation Committee first establishes relevant performance measures. The Compensation Committee has determined that earnings before interest, taxes, depreciation and amortization, or Reported EBITDA, targets, as set by the Board annually when approving the Company's budget, is an appropriate measure. For this purpose, the Compensation Committee also excludes stock-based compensation expense from Reported EBITDA in setting the actual targets, and each time the term Reported EBITDA is used in the Executive Compensation section of this proxy statement, it means Reported EBITDA excluding stock-based compensation expense. The Compensation Committee established Reported EBITDA as the performance measure for our mountain and lodging segments and on a resort basis (which is a combination of our Reported mountain segment EBITDA and Reported lodging segment EBITDA) for our executives, other than Vail Resort Development Company, or VRDC, executives, for whom the annual funding targets are based upon both our Reported resort EBITDA and the achievement of VRDC performance goals, which for fiscal 2008 were attaining a Reported EBITDA target of $57.1 million for the Company's real estate segment, achieving pre-sales targets on real estate projects, receiving construction-related approvals and meeting construction milestones on real estate projects, meeting budgeted profitability on real estate projects, and achieving sales targets in existing real estate projects, which we refer to collectively as the VRDC Performance Goals. Reported EBITDA is calculated by the Company and consistently applied for purposes of the Management Incentive Plan as segment net revenue less segment operating expense plus or minus segment equity investment income or loss and for the Real Estate segment, plus gain on sale of real property. For fiscal 2008 and consistent with our initial guidance, the targets (all excluding stock-based compensation expense) were $236.1 million for Reported mountain EBITDA, $13.0 million for Reported lodging EBITDA and $249.1 million for Reported resort EBITDA. The Compensation Committee established the performance measures in writing at the beginning of the fiscal year with the expectation that the target level of performance of these goals would require significant effort and substantial progress toward the goals of our strategic plan in light of the current business environment. As a result, our attainment of these targets in fiscal 2008 was moderately likely. In setting the performance measures for any given fiscal year, the Compensation Committee considers past Company performance, broader economic trends that may impact the Company in the upcoming year, and the Company's historical performance in relation to the bonus targets set in the respective prior periods.

        Based in part on the June 2007 recommendation of an outside compensation consultant, for fiscal 2008, the Compensation Committee increased the range of Reported EBITDA targets eligible for Management Incentive Plan funding and increased the portion of each executive's annual bonus that is determined by individual performance objectives.

        Under the Management Incentive Plan, if the Company achieves the Reported EBITDA target, the Management Incentive Plan is funded at 100% of the target funding level, as is more fully detailed in the table set forth below entitled "Management Incentive Plan Funding." If Company performance exceeds the Reported EBITDA target, the Management Incentive Plan is funded above the target funding level, but in all instances such funding is capped at 200% of the target funding level, based upon the Company's achievement of 120% or greater of the Reported EBITDA target. If Company performance falls below the annual Reported EBITDA target, the Management Incentive Plan is funded at a percentage of the target funding level. In order to achieve the minimum payable target funding level of 15% funding, the Company must achieve at least 80% of its Reported EBITDA target. In the case of VRDC executives, funding is based in part on the attainment of VRDC Performance Goals. If the minimum percentage of the Reported EBITDA target is not reached (or in the case of VRDC executives, if neither of the Reported EBITDA target nor the VRDC Performance Goals are met), the Management Incentive Plan is not funded for such executives and no executive bonuses will be paid.

Management Incentive Plan Funding

Percentage of Target Achieved	Percentage of Annual Target Funding Level Available under the Management Incentive Plan
80%	15%
90%	25%
95%	50%
100%	100%
110%	175%
120%	200%

        In the event the Company's Reported EBITDA for any fiscal year, as determined on both an aggregate and a segment basis meets the specific threshold or target level, the Management Incentive Plan is funded and each named executive officer is eligible to receive a cash bonus under the Management Incentive Plan. To determine the target annual cash bonus for each named executive officer, the Compensation Committee annually sets a target percentage of annual bonus relative to base salary for each executive pay grade based upon analysis of the peer group and the applicable employment agreement, if any, for each named executive officer. Pursuant to their employment agreements, each of Messrs. Katz and Jones are eligible for an annual incentive bonus based on a targeted minimum percentage of no less than 100% and 60%, respectively, of such executive's base salary. Pursuant to their employment agreements, each of Messrs. Fernandez, Garnsey and Carrig are eligible for an annual incentive bonus based on a targeted minimum percentage of no less than 50% of such executive's base salary. The payment of these bonuses is, however, contingent upon the Management Incentive Plan being funded as described above. The differences between each named executive officer's targeted minimum bonus as a percentage of their base salary was determined based upon the perceived ability each executive position has to influence the performance of the Company.

The positions deemed to have the most potential impact upon Company performance have the greatest potential for annual cash bonus potential, putting a greater proportion of such named executive officer's total pay at risk relative to Company performance, in accordance with the Company's executive compensation philosophy.

        For each of our named executive officers other than Mr. Fernandez (and other than Mr. Katz, whose bonus is equal to, and based solely on, the funded amount of target bonus determined by Company performance), one-half of each executive's individual bonus is determined by the Company's Reported EBITDA. The remaining one-half of the executive's total bonus is determined by individual performance objectives, and can be paid out in an amount ranging from zero to 166% of the target amount based on individual performance (up to 166% of the one-half of total bonus target, subject to availability of funds under the Management Incentive Plan). Mr. Fernandez, as President of VRDC, has one-fourth of his bonus determined based upon Reported resort EBITDA, one-fourth of his bonus is determined based upon the attainment of certain pre-established VRDC Performance Goals as described above, and one-half is determined based upon individual performance objectives, the latter of which can range in payout from zero to 166% of the target amount for this portion of Mr. Fernandez's bonus, subject to availability of funds under the Management Incentive Plan. These individual performance objectives are specified in writing at the beginning of each fiscal year, with the expectation in fiscal 2008 that the target level of performance of these objectives would require significant effort and substantial progress toward the goals of our strategic plan in light of the current business environment. As a result, each named executive officer's attainment of his or her performance objective in fiscal 2008 was moderately likely.

        In fiscal 2008, the Company met 95% of the overall Company Reported EBITDA targets, which under the Management Incentive Plan determined the funding level at 50% of the target funding level for each of named executive officers other than Mr. Fernandez. For VRDC executives, the Management Incentive Plan provides that funding levels are based 25% on the overall Company Reported EBITDA targets and 75% based on VRDC goals. In fiscal 2008, VRDC completed the number of goals resulting in a 79% funding of the goals portion of the funding calculation. Combined with the overall company funding, this resulted in a funding of 71.8% of the target funding level for the VRDC executives. Based upon these results and the Compensation Committee's assessment of the individual named executive officer's performance, we paid a cash bonus to each of the named executive officers, as reflected in the Summary Compensation Table included in this proxy statement.

        Mr. Katz's bonus is paid 50% in cash and 50% in RSUs that vest annually over a three year period. This is consistent with our retention objectives and our goal of aligning the interests of our executives with those of our stockholders.

        For fiscal 2009, the Compensation Committee has reevaluated the formulas for determining Management Incentive Plan funding and how individual performance is weighed in the determination of individual awards. For fiscal 2009, for each executive other than those with VRDC, 20% of the funding of the Management Incentive Plan will be based on the achievement of VRDC performance goals, including Reported real estate EBITDA, with the remaining 80% based on Reported EBITDA for our mountain and lodging segments and on a resort basis, as applicable, for such executives as consistent with prior years. Once funding is determined, 100% of the actual bonus paid to each of our executives (other than Mr. Katz, whose bonus is equal to, and based solely on, the funded amount of target bonus determined by Company performance) will be determined by individual performance objectives. This change reflects our objective to put more emphasis on individual performance-oriented compensation, while ensuring that overall Company performance standards are met before bonus plan funding can occur.

         Executive Equity Incentives.    We believe that long-term stockholder value is achieved, in part, by retaining our executive officers in a competitive business environment and aligning the interests of these officers with those of our stockholders by encouraging stock ownership by our executive officers. Under our Amended and Restated 2002 Long Term Incentive Share Award Plan, the Company may make grants of stock options, restricted stock, RSUs and SARs. Under our current executive compensation program, we utilize the grant of service-based vesting restricted stock awards, RSUs, and SARs rather than stock options, in part because restricted shares, RSUs and SARs provide both a high perceived value and strong retention value, and in part because executives do not incur out-of-pocket expenses to participate in these equity awards. As a result, we believe the use of restricted shares or RSUs and SARs provides additional linkage between the interests of our named executive officers and our stockholders. In addition, the award of restricted shares or RSUs enables us to account for our executive equity incentive program based on the price of our common stock underlying these shares, fixed at the date of grant of the awards, resulting in a known maximum cost under the program at the time of the grant. These awards typically vest annually over three years. However, in certain instances, we have granted awards with cliff-based vesting as a retention tool where, for instance, the entire award does not vest until the end of a three-year period.

        In determining the number of restricted shares, RSUs and SARs granted to each of our named executive officers, we award approximately 22-25% of such equity awards in restricted shares or RSUs, and approximately 75-78% of such equity awards in SARs. However, beginning in fiscal 2008, the equity awards granted to our Chief Executive Officer represented approximately 15% RSUs and 85% SARs. The Compensation Committee determined that our Chief Executive Officer's awards should be even more heavily weighted toward performance and the alignment to our stockholders' interests of long-term stock value appreciation, with less emphasis on the current perceived value of service-based vesting RSUs. In addition, the Compensation Committee bases awards of long-term equity compensation on competitive market practices as determined by our peer group analysis and the most recent information obtained from any outside compensation consultants used, as well as the amount of current cash compensation that is paid to each named executive officer. The Compensation Committee typically consults with our Chief Executive Officer in determining the size of the grants to each of the named executive officers, other than himself. In addition, the Compensation Committee takes into account the base salary, level of responsibility, peer group compensation information and other factors the Compensation Committee deems relevant in making such awards.

        All of our named executive officers received awards of RSUs and SARs in fiscal 2008 as an incentive for future performance. These equity awards are described under the heading "Grants of Plan-Based Awards" below.

Equity Grant Practices

        We generally seek to make equity compensation grants in the first quarter following the completion of a given fiscal year. Options, if granted, and SARs are granted with an exercise price equal to the market price of our common stock on the date of grant, which is the date of the next meeting of our Board following the Compensation Committee's approval and recommendation of the award. The Company does not have any specific program, plan or practice related to timing equity compensation awards to executives in coordination with the release of non-public information. Other than grants made in connection with hiring or promotions, equity awards are granted to named executive officers at the same time that equity awards are granted to all other employees who are eligible for such awards.

Deferred Compensation Plan

        We currently have two nonqualified deferred compensation plans in which our named executive officers, as well as other executive employees, may participate. Our 2000 non-qualified deferred compensation plan was "grandfathered" in 2004 due to the enactment of Section 409A of the Internal Revenue Code and related compliance issues associated with such enactment. Thus, after December 31, 2004, no new contributions were accepted into the grandfathered plan. Effective January 1, 2005, we adopted a new nonqualified deferred compensation plan, which is designed to comply with Section 409A. The Plans provide qualifying executives an opportunity to invest pre-tax dollars above the limits established by the Internal Revenue Service guidelines. For a more detailed discussion of these plans, see the Non-Qualified Deferred Compensation Table and accompanying narrative, below.

Executive Stock Ownership Guidelines

        Based in part on the June 2007 recommendations of an outside compensation consultant, on September 21, 2007, the Company adopted executive stock ownership guidelines. Under the guidelines, our executive officers will be expected to hold shares of our common stock equal to multiples of their base salary in the following amounts: Chief Executive Officer: five times base salary; Chief Financial Officer and Divisional Presidents: three times base salary; Executive Vice Presidents: two times base salary; Senior Vice Presidents: one and a half times base salary; and Vice President executives: one times base salary. The guidelines will be phased in and each executive covered under the guidelines will have up to five years to meet the guidelines, calculated either from September 21, 2007 or from the date such person becomes a covered executive under the guidelines, as applicable.

Perquisites

        We offer each of the named executive officers benefits relating to the use of one or more of our private clubs, including skiing and parking privileges, as a part of their responsibilities and employment. In addition, under our Executive Perquisite Fund Program, or the Perquisite Program, certain of the Company's executive officers are entitled to an annual allowance, based on pay grade, to be used at the Company's resorts. The program incentivizes our named executive officers to use the Company's services, which the Company believes helps them in their performance by allowing them to evaluate our resorts and services based upon firsthand knowledge. Executives may draw against the account to pay for services, at the market rate for the applicable resort or services. Amounts of the fund used by executives are taxed as ordinary income, like other compensation. Unused funds in each executive's account at the end of each fiscal year are forfeited. Pursuant to his employment agreement, Mr. Katz participates in the Perquisite Program on the same terms as our other named executive officers with an annual allowance as provided in his employment agreement. All Company employees enjoy skiing privileges, not just our executives. Compared to its peer group, the Company offers relatively few perquisites for benefits offered by third parties, reflecting the Company's compensation philosophy to focus rewards upon elements of pay that are tied closely to the performance of the Company.

        In connection with certain past relocations, the Company invested in a portion of the primary residences of certain of our named executive officers. These arrangements were individually negotiated and are not part of the Company's regular relocation practices.

Post-Termination Compensation

        Pursuant to their respective employment agreements, each of our named executive officers are entitled to receive severance payments and continuation of certain benefits upon certain terminations of employment. In addition, each of the named executive officers are entitled to receive payments upon a termination occurring within a certain period of time following a change in control (i.e., a "double trigger"). We believe the change in control arrangements provide continuity of management in the event of an actual or threatened change in control of the Company. We also believe that our termination and severance provisions reflect both market practices and competitive factors. Our Board believed that these severance payments and benefit arrangements were necessary to attract and retain our named executive officers when these agreements were put into place.

Tax Deductibility of Executive Compensation

         Deductibility Limit on Compensation in Excess of $1 Million.    Section 162(m) of the Internal Revenue Code generally provides that no federal income tax business expense deduction is allowed for annual compensation in excess of $1 million paid by a publicly-traded corporation to certain of its officers. Under the Code, however, there is no limitation on the deductibility of "qualified performance-based compensation." In order to satisfy the requirement for qualified performance-based compensation under the Internal Revenue Code, the Compensation Committee is prohibited from increasing the amount of compensation payable if a performance goal is met, but may reduce or eliminate compensation even if such performance goal is attained. In addition, stockholders must approve the types of performance goals and the maximum amount that may be paid to covered executive officers or the formula used to calculate such amount. The Compensation Committee has taken action to ensure that, whenever possible, the requirements of Section 162(m) under the Internal Revenue Code are met and such compensation in excess of $1 million, if any, is tax deductible to the Company.

SUMMARY COMPENSATION TABLE

        The following table shows for the fiscal years ended July 31, 2007 and July 31, 2008, compensation awarded to or paid to, or earned by, the Company's Chief Executive Officer, Chief Financial Officer and our three other most highly compensated executive officers for fiscal year ended July 31, 2008, which we refer to in this proxy statement as our named executive officers.

Summary Compensation Table for Fiscal 2008

Name and Principal Position (a)	Year (b)	Salary ($)(1) (c)	Bonus ($) (d)	Stock Awards ($)(2) (e)		Option/Stock Appreciation Right Awards ($)(3) (f)	Non-Equity Incentive Plan Compensation ($)(4) (g)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($)(5) (i)	Total ($) (j)
Robert A. Katz	2008	835,414	—	480,725	(6)	1,819,451	210,881	(6)	—	15,084	3,361,555
Chief Executive Officer	2007	829,929	—	334,450		1,337,000	1,012,230		—	10,697	3,524,306
Jeffrey W. Jones	2008	447,933	—	489,140		779,917	136,580		—	13,021	1,866,591
Senior Executive Vice President and Chief Financial Officer	2007	432,785	—	464,536		779,339	395,888		—	18,803	2,091,351
Keith A. Fernandez	2008	412,116	—	233,384		254,933	147,661		—	23,969	1,072,063
President, Vail Resorts Development Company	2007	396,923	—	83,327		83,629	377,957	(7)	—	25,958	967,794
John McD. Garnsey(8) Co-President, Mountain Division and COO, Beaver Creek Mountain Resort	2008	336,171	—	115,690		211,802	89,425		—	13,908	766,996
Blaise T. Carrig(8) Co-President, Mountain Division and COO, Heavenly Mountain Resort	2008	343,064	—	115,690		211,802	91,250		—	19,554	781,360

(1)
Amounts shown reflect salary payments actually received during the fiscal year, which differ from base salaries based in part on the timing of previous year annual adjustments and mid-year promotions. Base salaries for each of the named executive officers as of fiscal year ended July 31, 2008 were as follows: Messrs. Katz: $843,525; Jones: $455,271; Fernandez: $420,000; Carrig: $365,000; and Garnsey: $365,000. Each executive's base salary is subject to annual review and adjustment. Based on the Compensation Committee's annual review of the compensation paid to our named executive officers, the Compensation Committee kept the fiscal 2009 base salaries of each of our named executive officers at fiscal 2008 levels.

(2)
Consists of restricted shares and RSUs. The amounts represent the portion of the fair value of restricted shares and RSUs recognized as expense during fiscal 2008 (before estimated forfeitures related to service-based vesting conditions) for financial statement reporting purposes in accordance with FAS 123R, "Share Based Payment," and do not represent cash payments made to the individuals or amounts realized, or amounts that may be realized. Under FAS 123R, the fair value of RSUs granted to employees is recognized ratably over the vesting period. Assumptions used in the calculation of these amounts are included in note 17 to our audited financial statements for fiscal 2008, which are included in our annual report on Form 10-K for fiscal 2008 filed with the SEC on September 25, 2008.

(3)
The amounts represent the portion of the fair value of stock options and SARs recognized as expense during fiscal 2008 (before estimated forfeitures related to service-based vesting conditions) for financial statement reporting purposes in accordance with FAS 123R, "Share Based Payment," and do not represent cash payments made to the individuals or amounts realized, or amounts that may be realized. Under FAS 123R, the fair value of stock options and SARs granted to employees is recognized ratably over the vesting period. The compensation expense recognized for awards made prior to fiscal 2006 are determined in accordance with the modified prospective transition method under FAS 123R. Assumptions used in the calculation of these amounts are included in note 17 to our audited financial statements for fiscal 2008, which are included in our annual report on Form 10-K for fiscal 2008 filed with the SEC on September 25, 2008.

(4)
On September 23, 2008, pursuant to the Company's Management Incentive Plan, as more fully described under the heading "Executive Compensation—Compensation Discussion and Analysis—Elements of Compensation—Annual Cash Bonus" above and based upon the attainment of performance targets previously established by the Compensation Committee under the Management Incentive Plan, the Company approved 2008 cash bonus awards for its named executive officers. Such amounts are expected to be paid on or about October 23, 2008. For fiscal 2007, this amount reflects the bonus that was paid to each named executive officer on October 25, 2007 in respect of fiscal 2007 performance.

(5)
Consists primarily of Company contributions to executives' accounts in the Company's qualified 401(k) plan and premiums paid on behalf of the executive for supplemental life and disability insurance. Our executive officers receive other benefits consisting of lodging, ski school privileges and discretionary spending on services at our properties for personal use, in accordance with the terms of the Perquisite Program. In accordance with SEC rules, the value of these benefits is measured on the basis of the estimated aggregate direct incremental cost to the Company for providing these benefits, and perquisites and personal benefits are not reported for any executive officer for whom such amounts were less than $10,000 in the aggregate for the fiscal year. In fiscal 2007, certain executives received relocation compensation as reflected below, inclusive of tax gross-up payments related to the reimbursement of such relocation costs. In fiscal 2008 and 2007, the Company provided to each of the named executive officers benefits relating to the use of one or more of our private clubs, for which the Company incurred no incremental costs. Executives are responsible for the payment of their individual, non-business related expenditures incurred at such clubs, although these expenses would qualify for reimbursement under the Perquisite Program if within the executive's allowance under that program. Pursuant to SEC rules, perquisites do not include benefits generally available on a non-discriminatory basis to all of our employees, such as skiing privileges and lodging discounts. All other compensation includes the following:

Name	Year	Company Contributions Under 401(k) Savings Plan ($)	Company- paid Life Insurance Premiums ($)	Company- paid Supplemental Disability Insurance Premiums ($)	Company paid relocation compensation, inclusive of tax gross-up payments related to such costs ($)	Company paid lodging, ski school privileges and discretionary spending on services ($)	Total ($)
Robert A. Katz	2008	6,900	6,395	1,789	—	—	15,084
	2007	6,750	2,430	1,517	—	—	10,697
Jeffrey W. Jones	2008	7,254	702	5,065	—	—	13,021
	2007	7,861	600	4,793	5,549	—	18,803
Keith A. Fernandez	2008	7,977	1,618	14,374	—	—	23,969
	2007	1,231	1,290	14,102	9,335	—	25,958
John McD. Garnsey	2008	2,394	671	10,843	—	—	13,908
Blaise T. Carrig	2008	6,619	671	12,264	—	—	19,554
(6)
Mr. Katz's bonus is paid 50% in cash and 50% in RSUs that vest annually over a three year period. The amount shown for Stock Awards in column "(e)" includes $75,917 accounted for as stock-based compensation as of July 31, 2008 based on the 5,260 RSUs granted on September 23, 2008 for 50% payment of Mr. Katz's total bonus award. The amount reported in column "(g)" reflects only the cash amount paid to Mr. Katz for 50% of Mr. Katz's total bonus award.

(7)
Consists of the bonus granted as described in footnote 4 above, and includes $150,000 accounted for as bonus compensation as of July 31, 2007 that was paid with 2,943 shares of our common stock on August 6, 2007, from which 915 shares were withheld by the Company to satisfy tax withholding requirements.

(8)
Each of Messrs. Garnsey and Carrig was appointed Executive Vice President of the Company's Mountain Division on January 8, 2008. Neither of Messrs. Garnsey nor Carrig were named executive officers in 2007 under SEC rules. As a result, 2007 compensation information is not included in accordance with such rules.

GRANTS OF PLAN-BASED AWARDS

        The following table shows certain information regarding grants of plan-based awards to the named executive officers during the fiscal year ended July 31, 2008:

									Grant Date Fair Value of Stock and Option Awards ($)(7) (l)
					All Other Stock Awards: Number of Shares of Stock or Units(#) (5) (i)		All Other Option/SAR Awards: Number of Securities Underlying Options/SARs (#)(6) (j)
								Exercise or Base Price of Option/ SAR Awards ($/Sh) (k)
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)
Name (a)	Grant Date (b)	Threshold ($)(2) (c)	Target ($)(3) (d)	Maximum ($)(4) (e)
Robert A. Katz		126,529	843,525	1,687,050	—		—	—	—
	09/25/07				4,791			n/a	255,535
	09/25/07						72,428	$60.05	1,399,722
Jeffrey W. Jones		20,487	273,163	726,613	—		—	—	—
	09/25/07				2,051			n/a	109,393
	09/25/07						17,396	$60.05	336,190
Keith A. Fernandez		15,750	210,000	558,600	—		—	—	—
	08/06/07				5,886	(8)		n/a	266,416
	08/06/07				2,943	(9)		n/a	149,975
	09/25/07				2,729			n/a	145,555
	09/25/07						25,717	$60.05	496,999
John McD. Garnsey		13,687	182,500	485,450	—		—	—	—
	09/25/07				1,025			n/a	54,670
	09/25/07						10,148	$60.05	196,117
	01/08/08				5,867	(10)		n/a	266,442
Blaise T. Carrig		13,687	182,500	485,450	—		—	—	—
	09/25/07				1,025			n/a	54,670
	09/25/07						10,148	$60.05	196,117
	01/08/08				5,867	(10)		n/a	266,442

(1)
The estimated possible payouts are based on the parameters applicable to each named executive officer at the time the Compensation Committee established the relevant performance goals in writing at the beginning of fiscal 2008, as more fully described under the heading "Executive Compensation—Compensation Discussion and Analysis—Elements of Compensation—Annual Cash Bonus" of this proxy statement. The actual earned and subsequently paid amounts are reported in the Summary Compensation Table under column "(g)."

(2)
The Threshold amount is based on the Management Incentive Plan's minimum target funding level of 15% upon achievement of at least 80% of certain Reported EBITDA targets for fiscal 2008 and, for Mr. Fernandez, a minimum target funding level of 15% upon achievement of certain minimum VRDC Performance Goals, with one-half of the target bonus amount paid as a percentage of base salary for each named executive officer (other than for Mr. Katz, whose bonus is tied entirely to corporate performance), nothing paid for the other one-half of the target bonus related to individual performance (which portion can be paid out in an amount ranging from zero to 166% of the target amount for the individual one-half portion), representing the threshold achievement of the applicable Reported EBITDA targets and minimum VRDC Performance Goals but no achievement of the executive's individual performance goals, as more fully described in "Executive Compensation—Compensation Discussion and Analysis—Elements of Compensation—Annual Cash Bonus."

(3)
The Target amount is based on the Management Incentive Plan's target funding level of 100% upon achievement by the Company of 100% of certain Reported EBITDA targets and VRDC Performance Goals for fiscal 2008, with one-half of the target bonus amount paid as a percentage of base salary for each named executive officer (other than for Mr. Katz, whose bonus is tied entirely to corporate performance) and the other one-half of the target bonus related to individual performance (which portion can be paid out in an amount ranging from zero to 166% of the target amount for the individual one-half portion) paid at one times the target amount, as more fully described in "Executive Compensation—Compensation Discussion and Analysis—Elements of Compensation—Annual Cash Bonus."

(4)
The Maximum amount is based on the Management Incentive Plan's maximum funding level of 200% upon achievement by the Company of at least 120% of certain Reported EBITDA targets for fiscal 2008 and maximum achievement of the VRDC Performance Goals, with one-half of the target bonus amount paid as a percentage of base salary for each named executive officer (other than for Mr. Katz, whose bonus is tied entirely to corporate performance) and the other one-half of the target bonus related to individual performance (which portion can be paid out in an amount ranging from zero to 166% of the target amount for the individual one-half portion) paid at 166% of the target amount, as more fully described in "Executive Compensation—Compensation Discussion and Analysis—Elements of Compensation—Annual Cash Bonus."

(5)
Represents RSUs that, unless otherwise specifically noted below, generally vest in three equal annual installments beginning on the first anniversary of the date of grant. The grants were made pursuant to the 2002 Plan. The fiscal 2008 expense for such RSUs recognized for financial statement reporting purposes by the Company is included in the Summary Compensation Table in the column entitled "Stock Awards" and the applicable valuation assumptions are referenced in footnote 2 to that table.

(6)
Represents SARs that, unless otherwise specifically noted below, generally vest in three equal annual installments beginning on the first anniversary of the date of grant. The exercise price of each SAR is equal to the closing price of our common stock on the date of grant. Upon the exercise of a SAR, the actual number of shares the Company will issue to the participant is equal the quotient of (i) the product of (x) the excess of the per share fair market value of our common stock on the date of exercise over the exercise price, multiplied by (y) the number of SARs exercised, divided by (ii) the per share fair market value of our common stock on the date of exercise, less any shares withheld to cover payment of applicable tax withholding obligations. The grants were made pursuant to the Company's 2002 Plan. The fiscal 2008 expense for such SARs recognized for financial statement reporting purposes by the Company is included in the Summary Compensation Table in the column entitled "Option/Stock Appreciation Right Awards" and the applicable valuation assumptions are referenced in footnote 3 to that table.

(7)
The amounts shown represent the total fair value of the award calculated as of the grant date in accordance with FAS 123R, "Share Based Payment," and do not represent cash payments made to the individuals or amounts realized, or amounts that may be realized. Under FAS 123R, the fair value of awards granted to employees is recognized ratably over the vesting period. Assumptions used in the calculation of these amounts are included in note 17 to our audited financial statements for fiscal 2008, which are included in our annual report on Form 10-K for fiscal 2008 filed with the SEC on September 25, 2008.

(8)
This award vests in two equal annual installments beginning on the first anniversary of the date of grant.

(9)
This award vested immediately on the date of grant.

(10)
These awards cliff vest in full on the third anniversary of the date of grant.

Employment Agreements

        In October 2008, our named executive officers entered into new executive employment agreements for the purpose of updating all agreements to comply with Section 409A of the Internal Revenue Code and to reflect certain best practices in the agreements as recommended by a compensation consultant. These agreements were approved by the Compensation Committee to supersede and replace such officers' pre-existing agreements. The agreements entered into with our named executive officers are described below.

Robert A. Katz, Chief Executive Officer

        The Company entered into an employment agreement with Robert A. Katz effective October 15, 2008 to supersede and replace his prior agreement dated February 28, 2006. The agreement has an initial term through October 15, 2011, unless earlier terminated, and provides for automatic renewal for successive one year periods if neither party provides written notice of non-renewal to the other not less than 60 days prior to the then-current scheduled expiration date. Under the employment agreement, the initial base salary was set at $843,500, subject to annual adjustments by the Compensation Committee, though in no case may the base salary be reduced at any time below the then-current level. Pursuant to the employment agreement, Mr. Katz also participates in the Company's annual bonus incentive plan which currently is the Company's Management Incentive Plan, as more fully described under the heading "Executive Compensation—Compensation Discussion and Analysis—Elements of Compensation—Annual Cash Bonus" of this proxy statement, under which any awards are at the discretion of the Compensation Committee. Under the employment agreement, if the Company achieves specified performance targets for the year under the Management Incentive Plan, Mr. Katz's "target opportunity" will be 100% of his base salary. Mr. Katz's bonus is paid 50% in cash and 50% in RSUs that vest annually over a three year period. Mr. Katz also receives other benefits and perquisites on the same terms as afforded to senior executives generally, including customary health, disability and insurance benefits, certain club membership benefits and participation in the Company's Executive Perquisite Fund Program with an allowance of $70,000 annually.

        The employment agreement also provides for certain payments in connection with the termination (including constructive termination) of Mr. Katz under certain circumstances, as more fully described under the heading "Potential Payments Upon Termination or Change in Control" below.

        Mr. Katz's employment agreement contains standard provisions for non-competition and non-solicitation of the Company's managerial employees that become effective as of the date of Mr. Katz's termination of employment and that continue for two years thereafter. Mr. Katz is also subject to a permanent covenant to maintain confidentiality of the Company's confidential information.

        As part of the October 2008 employment agreement entered into with Mr. Katz, the Company has agreed to grant to Mr. Katz, on March 1, 2009, to the extent Mr. Katz is still employed on that date, certain awards of RSUs and SARs totaling $4.8 million in value (using the Company's standard methodology), which will vest in full two years and seven months from the date of grant and otherwise be subject to the terms of the 2002 Plan. The Compensation Committee specifically approved this arrangement as a retention tool and, based on the amortized value of the award over its life when added to Mr. Katz's other annual compensation, to provide total annual target compensation for Mr. Katz at the 75th percentile of the compensation paid to chief executive officers in our competitive peer group, as discussed above in the CD&A section of this proxy statement.

Jeffrey W. Jones, Senior Executive Vice President and Chief Financial Officer

        The Company entered into an employment agreement with Jeffrey W. Jones effective October 15, 2008 to supersede and replace his prior agreement dated September 24, 2004. The agreement has an initial term through October 15, 2011, unless earlier terminated, and provides for automatic renewal for successive one year periods if neither party provides written notice of non-renewal to the other not less than 60 days prior to the then-current scheduled expiration date. Under the employment agreement, the initial base salary was set at $455,271, subject to annual adjustments by the Compensation Committee, though in no case may the base salary be reduced at any time below the then-current level. Pursuant to the employment agreement, Mr. Jones also participates in the Company's annual bonus incentive plan which currently is the Company's Management Incentive Plan, as more fully described in "Executive Compensation—Compensation Discussion and Analysis—Elements of Compensation—Annual Cash Bonus" of this proxy statement, under which any awards are at the discretion of the Compensation Committee. Under the employment agreement, if the Company achieves specified performance targets for the year under the Management Incentive Plan, Mr. Jones' "target opportunity" will be 60% of his base salary. Mr. Jones also receives other benefits and perquisites on the same terms as afforded to senior executives generally, including customary health, disability and insurance benefits, certain club membership benefits and participation in the Company's Executive Perquisite Fund Program.

        The employment agreement also provides for certain payments in connection with the termination (including constructive termination) of Mr. Jones under certain circumstances, as more fully described under the heading "Potential Payments Upon Termination or Change in Control" below.

        Mr. Jones' employment agreement contains standard provisions for non-competition and non-solicitation of the Company's managerial employees that become effective as of the date of Mr. Jones' termination of employment and that continue for one year thereafter. Mr. Jones is also subject to a permanent covenant to maintain confidentiality of the Company's confidential information.

        On September 26, 2007, the Company entered into a First Amendment to the Amended and Restated Employment Agreement with Mr. Jones, to provide for the grant, on September 30, 2008, to the extent Mr. Jones is still employed on that date, of certain awards of RSUs and SARs totaling $2,300,000 in value (using the Company's standard methodology), which will vest in full on the third anniversary of the date of grant and otherwise be subject to the terms of the 2002 Plan. On September 18, 2008, the Company entered into a Restated First Amendment to the Amended and Restated Employment Agreement with Mr. Jones, to provide that the grant date of these RSUs and SARs coincide with the date of the regularly scheduled meeting of the Company's Board of Directors on September 23, 2008. On such date, Mr. Jones was granted the number of RSUs and SARs indicated above in the "Transactions With Related Persons" section of this proxy statement. All other aspects of Mr. Jones' employment agreement remain in full force and effect and this amendment is incorporated into the October 2008 employment agreement with Mr. Jones.

Keith A. Fernandez, President, Vail Resorts Development Company

        Vail Holdings, Inc. (VHI), a wholly-owned subsidiary of the Company, entered into an employment agreement with Keith A. Fernandez effective October 15, 2008 to supersede and replace his prior agreement dated as of May 4, 2006, as amended. The agreement has an initial term through October 15, 2011, unless earlier terminated, and provides for automatic renewal for successive one year periods if neither party provides written notice of non-renewal to the other not less than 60 days prior to the then-current scheduled expiration date. Under the employment agreement, the initial base salary was set at $420,000, subject to annual adjustments by the Compensation Committee, though in no case may the base salary be reduced at any time below the then-current level. Pursuant to the employment agreement, Mr. Fernandez also participates in the Company's annual bonus incentive plan which currently is the Company's Management Incentive Plan, as more fully described in "Executive Compensation—Compensation Discussion and Analysis—Elements of Compensation—Annual Cash Bonus" of this proxy statement, under which any awards are at the discretion of the Compensation Committee. Under the employment agreement, if the Company achieves specified performance targets for the year under the Management Incentive Plan, Mr. Fernandez's "target opportunity" will be 50% of his base salary. Mr. Fernandez also receives other benefits and perquisites on the same terms as afforded to senior executives generally, including customary health, disability and insurance benefits, certain club membership benefits and participation in the Company's Executive Perquisite Fund Program.

        Mr. Fernandez's employment agreement also provides that each year commencing on or about October 2008, Mr. Fernandez will receive equity incentive grants totaling a target of $450,000 in value, but the value and terms of any such grants are subject to the discretion of the Compensation Committee.

        The employment agreement also provides for certain payments in connection with the termination (including constructive termination) of Mr. Fernandez under certain circumstances, as more fully described under the heading "Potential Payments Upon Termination or Change in Control" below.

        Mr. Fernandez's employment agreement contains standard provisions for non-competition and non-solicitation of the Company's managerial employees that become effective as of the date of Mr. Fernandez's termination of employment and that continue for one year thereafter. Mr. Fernandez is also subject to a permanent covenant to maintain confidentiality of the Company's confidential information.

John McD. Garnsey, Co-President, Mountain Division and COO, Beaver Creek Mountain Resort

        VHI entered into an employment agreement with John McD. Garnsey effective October 15, 2008 to supersede and replace his prior agreement dated as of May 17, 1999. The agreement has an initial term through October 15, 2011, unless earlier terminated, and provides for automatic renewal for successive one year periods if neither party provides written notice of non-renewal to the other not less than 60 days prior to the then-current scheduled expiration date. Under the employment agreement, the initial base salary was set at $365,000, subject to annual adjustments by the Compensation Committee, though in no case may the base salary be reduced at any time below the then-current level. The agreement provides that Mr. Garnsey's base salary will increase to $385,000 effective August 1, 2009. Pursuant to the employment agreement, Mr. Garnsey also participates in the Company's annual bonus incentive plan which currently is the Company's Management Incentive Plan, as more fully described in "Executive Compensation—Compensation Discussion and Analysis—Elements of Compensation—Annual Cash Bonus" of this proxy statement, under which any awards are at the discretion of the Compensation Committee. Under the employment agreement, if the Company achieves specified performance targets for the year under the Management Incentive Plan, Mr. Garnsey's "target opportunity" will be 50% of his base salary. Mr. Garnsey also receives other benefits and perquisites on the same terms as afforded to senior executives generally, including customary health, disability and insurance benefits, certain club membership benefits and participation in the Company's Executive Perquisite Fund Program.

        The employment agreement also provides for certain payments in connection with the termination (including constructive termination) of Mr. Garnsey under certain circumstances, as more fully described under the heading "Potential Payments Upon Termination or Change in Control" below.

        Mr. Garnsey's employment agreement contains standard provisions for non-competition and non-solicitation of the Company's managerial employees that become effective as of the date of Mr. Garnsey's termination of employment and that continue for one year thereafter. Mr. Garnsey is also subject to a permanent covenant to maintain confidentiality of the Company's confidential information.

Blaise T. Carrig, Co-President, Mountain Division and COO, Heavenly Mountain Resort

        VHI entered into an employment agreement with Blaise T. Carrig effective October 15, 2008 to supersede and replace his prior agreement dated as of July 23, 2002. The agreement has an initial term through October 15, 2011, unless earlier terminated, and provides for automatic renewal for successive one year periods if neither party provides written notice of non-renewal to the other not less than 60 days prior to the then-current scheduled expiration date. Under the employment agreement, the initial base salary was set at $365,000, subject to annual adjustments by the Compensation Committee, though in no case may the base salary be reduced at any time below the then-current level. The agreement provides that Mr. Carrig's base salary will increase to $385,000 effective August 1, 2009. Pursuant to the employment agreement, Mr. Carrig also participates in the Company's annual bonus incentive plan which currently is the Company's Management Incentive Plan, as more fully described in "Executive Compensation—Compensation Discussion and Analysis—Elements of Compensation—Annual Cash Bonus" of this proxy statement, under which any awards are at the discretion of the Compensation Committee. Under the employment agreement, if the Company achieves specified performance targets for the year under the Management Incentive Plan, Mr. Carrig's "target opportunity" will be 50% of his base salary. Mr. Carrig also receives other benefits and perquisites on the same terms as afforded to senior executives generally, including customary health, disability and insurance benefits, certain club membership benefits and participation in the Company's Executive Perquisite Fund Program.

        The employment agreement also provides for certain payments in connection with the termination (including constructive termination) of Mr. Carrig under certain circumstances, as more fully described under the heading "Potential Payments Upon Termination or Change in Control" below.

        Mr. Carrig's employment agreement contains standard provisions for non-competition and non-solicitation of the Company's managerial employees that become effective as of the date of Mr. Carrig's termination of employment and that continue for one year thereafter. Mr. Carrig is also subject to a permanent covenant to maintain confidentiality of the Company's confidential information.

        In connection with Mr. Carrig's previous employment agreement, Heavenly Valley Limited Partnership (Heavenly LP) entered into an Addendum with Mr. Carrig, dated September 1, 2002, in which Heavenly LP agreed to invest up to $600,000, but not to exceed 50% of the purchase price, for the purchase of a residence for Mr. Carrig and his family in the greater Lake Tahoe area of California. Heavenly LP contributed $449,500 toward the purchase price of the residence and thereby obtained an approximate 50% undivided ownership interest in such residence. Upon the resale of the residence, or within approximately eighteen (18) months of the termination of Mr. Carrig's employment with Heavenly LP, whichever is earlier, Heavenly LP is entitled to receive its proportionate share of the resale price of the residence, less certain deductions. This Addendum is incorporated into the October 2008 employment agreement with Mr. Carrig.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

        The following table shows certain information regarding outstanding equity awards held by the named executive officers at fiscal year ended July 31, 2008.

Outstanding Equity Awards at July 31, 2008

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options/SARs Exercisable (#)(1)	Number of Securities Underlying Unexercised Options/SARs Unexercisable (#)(1)(2)	Option/SAR Exercise Price ($)(3)	Option/SAR Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(4)(5)	Market Value of Shares or Units of Stock That Have Not Vested ($)(6)
Robert A. Katz	5,000 (options)		16.745	12/10/12
	5,000 (options)		14.73	11/20/13
	15,000 (options)		18.73	9/28/14
	241,660 (SARs)	58,340 (SARs)	31.69	2/28/16
		72,428 (SARs)	60.05	9/25/17
					5,834	235,577
					4,791	193,461
Jeffrey W. Jones	50,000 (options)		18.73	9/28/14
	20,001 (options)	9,999 (options)	28.08	9/30/15
		100,000 (options)	28.08	9/30/15
	8,007 (SARs)	16,014 (SARs)	39.72	10/4/16
		17,396 (SARs)	60.05	9/25/17
					1,334	53,867
					40,000	1,615,200
					1,997	80,639
					2,051	82,819
Keith A. Fernandez	11,084 (SARs)	5,542 (SARs)	35.63	5/31/16
		25,717 (SARs)	60.05	9/25/17
					2,339	94,449
					5,886	237,677
					2,729	110,197
John McD. Garnsey	18,000 (options)		18.73	9/28/14
	11,667 (options)	5,833 (options)	28.08	9/30/15
	4,671 (SARs)	9,341 (SARs)	39.72	10/04/16
		10,148 (SARs)	60.05	9/25/17
					667	26,933
					999	40,340
					1,025	41,390
					5,867	236,909
Blaise T. Carrig	333 (options)		14.73	11/20/13
	7,333 (options)		18.73	9/28/14
	11,667 (options)	5,833 (options)	28.08	9/30/15
	4,671 (SARs)	9,341 (SARs)	39.72	10/04/16
		10,148 (SARs)	60.05	9/25/17
					667	26,933
					999	40,340
					1,025	41,390
					5,867	236,909

(1)
Represents exercisable or unexercisable stock options and SARs that unless otherwise specifically noted, generally vest in three equal annual installments beginning on the first anniversary of the date of grant. Upon the exercise of a SAR, the actual number of shares the Company will issue to the participant is equal the quotient of (i) the product of (x) the excess of the per share fair market value of our common stock on the date of exercise over the exercise price, multiplied by (y) the number of SARs exercised, divided by (ii) the per share fair market value of our common stock on the date of exercise, less any shares withheld to cover payment of applicable tax withholding obligations.

(2)
The grant dates and vesting dates of each unexercisable Option or SAR award are as follows:

	Number of unexercisable Options or SARs	Grant Date	Vesting Schedule of Original Total Grant	Vesting Date (date award is vested in full)
Robert A. Katz	58,340 SARs	February 28, 2006	Equal monthly installments over a three-year period beginning on the same date in the first month following the date of grant.	February 28, 2009
	72,428 SARs	September 25, 2007	Equal annual installments over a three-year period beginning on anniversary of the date of grant.	September 25, 2010
Jeffrey W. Jones	9,999 options	September 30, 2005	Equal annual installments over a three-year period beginning on anniversary of the date of grant.	September 30, 2008
	100,000 options	September 30, 2005	Cliff vest on third anniversary of the date of the grant.	September 30, 2008
	16,014 SARs	October 4, 2006	Equal annual installments over a three-year period beginning on anniversary of the date of grant.	October 4, 2009
	17,396 SARs	September 25, 2007	Equal annual installments over a three-year period beginning on anniversary of the date of grant.	September 25, 2010
Keith A. Fernandez	5,542 SARs	May 31, 2006	Equal annual installments over a three-year period beginning on anniversary of the date of grant.	May 31, 2009
	25,717 SARs	September 25, 2007	Equal annual installments over a three-year period beginning on anniversary of the date of grant.	September 25, 2010
John McD. Garnsey	5,833 options	September 30, 2005	Equal annual installments over a three-year period beginning on anniversary of the date of grant.	September 30, 2008
	9,341 SARs	October 4, 2006	Equal annual installments over a three-year period beginning on anniversary of the date of grant.	October 4, 2009
	10,148 SARs	September 25, 2007	Equal annual installments over a three-year period beginning on anniversary of the date of grant.	September 25, 2010
Blaise T. Carrig	5,833 options	September 30, 2005	Equal annual installments over a three-year period beginning on anniversary of the date of grant.	September 30, 2008
	9,341 SARs	October 4, 2006	Equal annual installments over a three-year period beginning on anniversary of the date of grant.	October 4, 2009
	10,148 SARs	September 25, 2007	Equal annual installments over a three-year period beginning on anniversary of the date of grant.	September 25, 2010
(3)
The exercise price of each stock option and SAR is equal to the closing price of our common stock on the date of grant.

(4)
Except for one grant of restricted stock to Mr. Katz as described more fully in footnote 5 below, represents unvested RSUs that, unless otherwise specifically noted, generally vest in three equal annual installments beginning on the first anniversary of the date of grant.

(5)
The grant dates and vesting dates of restricted stock or RSUs that have not vested are as follows:

	Number of unvested shares of restricted stock or RSUs	Grant Date	Vesting Schedule of Original Total Grant	Vesting Date (date award is vested in full)
Robert A. Katz	5,834 restricted shares	February 28, 2006	Equal monthly installments over a three-year period beginning on the same date in the first month following the date of grant.	February 28, 2009
	4,791 RSUs	September 25, 2007	Equal annual installments over a three-year period beginning on anniversary of the date of grant.	September 25, 2010
Jeffrey W. Jones	1,334 RSUs	September 30, 2005	Equal annual installments over a three-year period beginning on anniversary of the date of grant.	September 30, 2008
	40,000 RSUs	September 30, 2005	Cliff vest on third anniversary of date of the grant.	September 30, 2008
	1,997 RSUs	October 4, 2006	Equal annual installments over a three-year period beginning on anniversary of the date of grant.	October 4, 2009
	2,051 RSUs	September 25, 2007	Equal annual installments over a three-year period beginning on anniversary of the date of grant.	September 25, 2010
Keith A. Fernandez	2,339 RSUs	May 31, 2006	Equal annual installments over a three-year period beginning on anniversary of the date of grant.	May 31, 2009
	5,886 RSUs	August 6, 2007	Equal annual installments over a two-year period beginning on anniversary of the date of grant.	August 6, 2009
	2,729 RSUs	September 25, 2007	Equal annual installments over a three-year period beginning on anniversary of the date of grant.	September 25, 2010
John McD. Garnsey	667 RSUs	September 30, 2005	Equal annual installments over a three-year period beginning on anniversary of the date of grant.	September 30, 2008
	999 RSUs	October 4, 2006	Equal annual installments over a three-year period beginning on anniversary of the date of grant.	October 4, 2009
	1,025 RSUs	September 25, 2007	Equal annual installments over a three-year period beginning on anniversary of the date of grant.	September 25, 2010
	5,867 RSUs	January 8, 2008	Cliff vest on third anniversary of the date of the grant.	January 8, 2011
Blaise T. Carrig	667 RSUs	September 30, 2005	Equal annual installments over a three-year period beginning on anniversary of the date of grant.	September 30, 2008
	999 RSUs	October 4, 2006	Equal annual installments over a three-year period beginning on anniversary of the date of grant.	October 4, 2009
	1,025 RSUs	September 25, 2007	Equal annual installments over a three-year period beginning on anniversary of the date of grant.	September 25, 2010
	5,867 RSUs	January 8, 2008	Cliff vest on third anniversary of the date of the grant.	January 8, 2011
(6)
The July 31, 2008 fair market value of these unvested restricted stock and RSU awards was valued at the closing price of the Company's common stock on July 31, 2008 of $40.38 per share, multiplied by the number of shares or units.

OPTION EXERCISES AND STOCK VESTED

        The following table shows for the fiscal year ended July 31, 2008, certain information regarding option exercises and stock vested during the last fiscal year with respect to the named executive officers:

Option Exercises and Stock Vested in Fiscal 2008

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)		Value Realized on Vesting ($)(1) (e)
Robert A. Katz	—	—	10,000	(2)	502,604
Jeffrey W. Jones	—	—	2,331	(3)	148,501
Keith A. Fernandez	—	—	5,281	(4)	266,384
John McD. Garnsey	—	—	1,165	(5)	74,220
Blaise T. Carrig	—	—	1,165	(6)	74,220

(1)
For purposes of this table, the aggregate dollar value realized on the vesting of restricted shares and restricted stock units was computed by multiplying the closing price of the Company's common stock on the vesting date, by the number of shares vested.

(2)
On February 28, 2006, Mr. Katz was granted 30,000 shares of restricted shares that vest in equal monthly installments over a three-year period beginning on the same date in the first month following the date of grant. The stock indicated as vesting was already outstanding and held by Mr. Katz, but was subject to the Company's repurchase right until vested.

(3)
Represents the aggregate number of shares acquired on vesting. Of this amount, 724 shares were withheld by the Company from those vested to satisfy tax withholding requirements. The corresponding value realized on vesting in column "(e)" reflects the value of the aggregate number of shares acquired, irrespective of shares withheld to satisfy tax withholding requirements.

(4)
Represents the aggregate number of shares acquired on vesting. Of this amount, 1,642 shares were withheld by the Company from those vested to satisfy tax withholding requirements. The corresponding value realized on vesting in column "(e)" reflects the value of the aggregate number of shares acquired, irrespective of shares withheld to satisfy tax withholding requirements.

(5)
Represents the aggregate number of shares acquired on vesting. Of this amount, 362 shares were withheld by the Company from those vested to satisfy tax withholding requirements. The corresponding value realized on vesting in column "(e)" reflects the value of the aggregate number of shares acquired, irrespective of shares withheld to satisfy tax withholding requirements.

(6)
Represents the aggregate number of shares acquired on vesting. Of this amount, 308 shares were withheld by the Company from those vested to satisfy tax withholding requirements. The corresponding value realized on vesting in column "(e)" reflects the value of the aggregate number of shares acquired, irrespective of shares withheld to satisfy tax withholding requirements.

PENSION BENEFITS

        The Company does not provide pension benefits or a defined contribution plan to the named executive officers other than the Company's tax-qualified 401(k) plan.

NONQUALIFIED DEFERRED COMPENSATION

        The following table shows for the fiscal year ended July 31, 2008, certain information regarding non-qualified deferred compensation benefits for the named executive officers.

Nonqualified Deferred Compensation for Fiscal 2008

Name (a)	Executive Contributions in Last FY($) (b)		Registrant Contributions in Last FY($) (c)	Aggregate Earnings in Last FY($) (d)	Aggregate Withdrawals/ Distributions($) (e)	Aggregate Balance at Last FYE($) (f)
Robert A. Katz	—		—	—	—	—
Jeffrey W. Jones	—		—	(405)	—	3,346
Keith A. Fernandez	—		—	—	—	—
John McD. Garnsey	—		—	(5,070)	—	76,814
Blaise T. Carrig	187,308	(1)	—	(25,320)	—	748,697

(1)
Represents amount deferred, which is reported as compensation to the named executive officer in the Summary Compensation Table.

        On September 15, 2000, Vail Associates, Inc., an indirect wholly owned subsidiary of the Company, which we refer to in this section of the proxy statement as the Employer, adopted a Deferred Compensation Plan, which we refer to as the Grandfathered Plan, for the benefit of a select group of management or highly compensated employees, or participants. The Grandfathered Plan is not tax qualified. Section 409A of the Internal Revenue Code, enacted as part of the American Jobs Creation Act of 2004, sets forth specific tax requirements related to nonqualified deferred compensation plans, including the Grandfathered Plan. Rules under Section 409A are effective for nonqualified deferrals of compensation after December 31, 2004. As a result, after December 31, 2004, no new contributions were accepted into the Grandfathered Plan.

        Effective January 1, 2005, the Employer began operating a new nonqualified deferred compensation plan designed to comply with Section 409A, which we refer to as the Plan. The Plan provides for two classes of participants. Class 1 participants may contribute to the Plan up to 95% of their base pay and up to 95% of any Employer-paid bonus. Class 2 participants may defer only an amount of base pay equal to any 401(k) compliance test refund. Effective January 1, 2007, all participants will be eligible to defer up to 80% of their base salary (including an amount of base pay equal to any 401(k) compliance test refund) and 100% of any Employer-paid bonus. Members of the Board of Directors may contribute up to 100% of their director fees. All contributions made by participants are 100% vested. The Employer may, on an annual basis, elect to make matching and/or discretionary employer contributions, although to date, the Employer has not made any such contributions. Matching and discretionary contributions vest as determined by the Employer or the Plan's administrative committee, which we refer to in this section of the proxy statement as the Plan Committee. The Employer or the Plan Committee may accelerate the vesting on matching and/or discretionary Employer contributions at any time, and accelerated vesting will generally occur automatically upon a change in control as defined in Section 409A.

        Under the Plan, all contributions for a Plan year are allocated among the following two types of accounts at the election of the Participant: Separation from Service accounts and Scheduled Distribution accounts. Separation from Service accounts are generally payable in a lump sum or installments six months following the termination of a Participant's employment. Scheduled Distribution accounts are generally payable as a lump sum at a designated date at least three years from the year of deferral. Participants have limited rights to delay distributions from either type of account, provided that the election to delay a distribution (i) is made at least 12 months prior to the date the distribution would otherwise have been made, and (ii) delays the distribution for at least 5 years. All accounts are payable immediately upon the Participant's disability or death. Participants generally have the right to receive an early distribution from their accounts only upon an unforeseeable emergency. Participants have the right to designate hypothetical investments for their accounts, and their accounts are credited with gains or losses in accordance with the Participants' selections.

        All contributions are placed in a rabbi trust which restricts the Employer's use of and access to the contributions. However, all money in the rabbi trust remains subject to the Employer's general creditors in the event of bankruptcy. The trustee, Wells Fargo Bank Minnesota, N.A., is entitled to invest the trust fund in accordance with guidelines established by the Employer. Currently, all assets are invested in a Trust-Owned Life Insurance policy. To the extent that the funds in the trust are insufficient to pay Plan benefits, the Employer is required to fund the difference.

        The Plan Committee, which does not include any of our named executive officers, is charged with responsibility to select certain mutual funds, insurance company separate accounts, indexed rates or other methods (the "Measurement Funds") for purposes of crediting or debiting additional amounts to Participants' account balances. Participants may elect one or more of these Measurement Funds for purposes of crediting or debiting additional amounts to his or her account balance. As necessary, the Plan Committee may discontinue, substitute or add a Measurement Fund. Each such action will take effect as of the first day of the first calendar quarter that begins at least thirty (30) days after the day on which the Plan Committee gives Participants advance written notice of such change. Participants can change their Measurement Fund allocation as often as daily. The Measurement Funds are valued daily at their net asset values.

        Using the weighted average return methodology, the rate of return for the Plan, as a weighted portfolio, for the one-year period ended July 31, 2008 was -6.30%. The rate of return of the S&P 500 for that same period was -11.09%. For this purpose, the weighted portfolio is a weighted average percentage allocation based on the Plan sponsor's liability holdings for a given point in time, and the weighted average returns are calculated based on the weights assigned using the returns of the underlying funds. Actual account cash balances were not used in calculating this performance. Additionally, account deposits, withdrawals, transfers, loans and death benefits, as well as the timing of any flows were not considered in this performance calculation. The Plan does not provide for the payment of interest based on above-market rates.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

        The following table summarizes the Company's equity compensation plans as of July 31, 2008:

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(2)	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(in thousands)		(in thousands)
Equity compensation plans approved by security holders(1)	1,399	$32.83	2,691
Equity compensation plans not approved by security holders	—	—	—

Total	1,399	$32.83	2,691

(1)
Columns (a) and (b) do not include 5,834 shares of restricted stock which are subject to vesting within the next year. Column (a) includes 180,256 RSUs that are not included in the calculation of the Weighted-Average Exercise Price in column (b).

(2)
Includes the gross number of shares underlying outstanding SARs. Upon the exercise of a SAR, the actual number of shares we will issue to the participant is equal the quotient of (i) the product of (x) the excess of the per share fair market value of our common stock on the date of exercise over the exercise price, multiplied by (y) the number of SARs exercised, divided by (ii) the per share fair market value of our common stock on the date of exercise, less any shares withheld to cover payment of applicable tax withholding obligations. Shares not actually issued to the participant and shares withheld to cover payment of applicable tax withholding obligations will become available for future issuance under our plan.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

        The Company has entered into employment agreements with each of our named executive officers, as described above. These agreements require us to provide compensation to these executives in the event of a termination of employment or a change in control of the Company. Each of the employment agreements provide that the Company may terminate the executive at any time with or without cause. However, if the executive's employment is terminated without cause or terminated by the executive for good reason, then the executive shall be entitled to receive compensation in the amounts and under the circumstances described below. In addition, the forms of award agreements used with all of our employees provide for the full acceleration of vesting of outstanding stock options, SARs, restricted stock, and RSUs upon a change in control of the Company.

        In accordance with each employment agreement with the named executive officers, if the executive breaches the post-employment non-competition or non-solicitation covenants to which he is subject under his employment agreement, then the executive must promptly reimburse the Company for any severance payments received from, or payable by, the Company.

Robert A. Katz, Chief Executive Officer

        Mr. Katz's employment agreement provides that upon (i) the giving of notice of non-renewal by the Company or termination by the Company without cause or (ii) termination by Mr. Katz for good reason, Mr. Katz is entitled to receive certain benefits so long as he has executed a release in connection with his termination, including: (a) two years of then-current base salary payable in a lump sum, (b) a prorated bonus (provided that performance targets are met) for the portion of the

Company's fiscal year through the effective date of the termination or non-renewal, (c) one year's COBRA premiums for continuation of health and dental coverage, payable in a lump sum, and (d) full vesting of any RSUs, SARs or other equity awards held by Mr. Katz. If, in connection with a change in control, (i) the Company terminates Mr. Katz without cause or gives notice of non-renewal of his agreement or (ii) Mr. Katz terminates for good reason, Mr. Katz is entitled to receive, so long as he has executed a release in connection with his termination: (a) two years of then-current base salary payable in a lump sum, (b) a prorated bonus (provided that performance targets are met) for the portion of the Company's fiscal year through the effective date of the termination or non-renewal, (c) an amount equal to the cash bonus paid to Mr. Katz in the prior year, and (d) to the extent not already vested, full vesting of any RSUs, SARs or other equity awards held by Mr. Katz.

        The following table describes the estimated potential compensation to Mr. Katz upon termination or a change in control of the Company:

Executive Benefits and Payments(1)	Termination without Cause or Resignation for Good Reason	Change in Control	Termination following Change in Control(2)
Base Salary	$1,687,000	—	$1,687,000
Option/SAR/RSU/Restricted Stock Acceleration	$936,012	$936,012	—
Bonus	$843,500	—	$1,855,730
Health Insurance	$18,504	—	—
Total	$3,485,016	$936,012	$3,542,730

(1)
Assumes the following: (a) current base salary equal to $843,500 is in effect as of the assumed termination or change in control date of July 31, 2008; (b) executive's unvested restricted stock, RSUs and SARs at July 31, 2008 would be subject to accelerated vesting on that date (when the last reported closing price per share of our common stock was $40.38); and (c) all Company and individual performance targets under the Management Incentive Plan are met and executive's pro rata bonus payable as of the termination date is the Target amount indicated under Non-Equity Incentive Plan Awards in the Grants of Plan-Based Awards table above.

(2)
Benefits triggered upon termination without cause or resignation for good reason would apply in the same manner following a change in control when the new owners are bound by the terms of the employment agreement, except that equity awards would have already accelerated in full upon the change in control event.

Jeffrey W. Jones, Senior Executive Vice President and Chief Financial Officer

        Mr. Jones' employment agreement provides that upon (i) the giving of notice of non-renewal by the Company or termination by the Company without cause or (ii) termination by Mr. Jones for good reason, Mr. Jones is entitled to receive certain benefits so long as he has executed a release in connection with his termination, including: (a) one year of then-current base salary payable in a lump sum, (b) a prorated bonus (provided that performance targets are met) for the portion of the Company's fiscal year through the effective date of the termination or non-renewal, and (c) one year's COBRA premiums for continuation of health and dental coverage, payable in a lump sum. If, in connection with a change in control, (i) the Company terminates Mr. Jones without cause or gives notice of non-renewal of his agreement or (ii) Mr. Jones terminates for good reason, Mr. Jones is entitled to receive, so long as he has executed a release in connection with his termination: (a) one year of then-current base salary payable in a lump sum, (b) a prorated bonus (provided that performance targets are met) for the portion of the Company's fiscal year through the effective date of the termination or non-renewal, (c) an amount equal to the cash bonus paid to Mr. Jones in the prior year, and (d) to the extent not already vested, full vesting of any RSUs, SARs or other equity awards held by Mr. Jones.

        In addition, 40,000 RSUs and 100,000 stock options were granted to Mr. Jones on September 30, 2005 with the provision that they become vested in full upon his termination without cause or resignation for good reason (each as defined in the agreements). These grants were subject to cliff vesting on the third anniversary of the date of grant and on September 30, 2008, vested in full. However, because we are required under SEC rules to calculate hypothetical termination payments as of the last business day of our fiscal year, the amounts shown in the table below include the value associated with the accelerated vesting of these grants that have now already vested.

        The following table describes the estimated potential compensation to Mr. Jones upon termination or a change in control of the Company:

Executive Benefits and Payments(1)	Termination without Cause or Resignation for Good Reason	Change in Control	Termination following Change in Control(2)
Base Salary	$455,271	—	$455,271
Option/SAR/RSU Acceleration	$2,845,200	$3,196,082	—
Bonus	$273,163	—	$669,051
Health Insurance	$18,504	—	—
Total	$3,592,138	$3,196,082	$1,124,322

(1)
Assumes the following: (a) current base salary equal to $455,271 is in effect as of the assumed termination or change in control date of July 31, 2008; (b) executive's unvested stock options for 100,000 shares and unvested RSUs for 40,000 shares at July 31, 2008 would be subject to accelerated vesting on that date (when the last reported closing price per share of our common stock was $40.38) in the case of termination without cause or resignation for good reason; (c) all of executive's unvested stock options, SARs and RSUs at July 31, 2008 would be subject to accelerated vesting on that date (when the last reported closing price per share of our common stock was $40.38) in the case of a change in control; and (d) all Company and individual performance targets under the Management Incentive Plan are met and executive's pro rata bonus payable as of the termination date is the Target amount indicated under Non-Equity Incentive Plan Awards in the Grants of Plan-Based Awards table above.

(2)
Benefits triggered upon termination without cause or resignation for good reason would apply in the same manner following a change in control when the new owners are bound by the terms of the employment agreement, except that equity awards would have already accelerated in full upon the change in control event.

Keith A. Fernandez, President, Vail Resorts Development Company

        Mr. Fernandez's employment agreement provides that upon (i) the giving of notice of non-renewal by VHI or termination by VHI without cause or (ii) termination by Mr. Fernandez for good reason, Mr. Fernandez is entitled to receive certain benefits so long as he has executed a release in connection with his termination, including: (a) one year of then-current base salary payable in a lump sum, (b) a prorated bonus (provided that performance targets are met) for the portion of the Company's fiscal year through the effective date of the termination or non-renewal, and (c) one year's COBRA premiums for continuation of health and dental coverage, payable in a lump sum. If, in connection with a change in control, (i) VHI terminates Mr. Fernandez without cause or gives notice of non-renewal of his agreement or (ii) Mr. Fernandez terminates for good reason, Mr. Fernandez is entitled to receive, so long as he has executed a release in connection with his termination: (a) one year of then-current base salary payable in a lump sum, (b) a prorated bonus (provided that performance targets are met) for the portion of the Company's fiscal year through the effective date of the termination or non-renewal, (c) an amount equal to the cash bonus paid to Mr. Fernandez in the prior year, and (d) to the extent not already vested, full vesting of any RSUs, SARs or other equity awards held by Mr. Fernandez.

        The following table describes the estimated potential compensation to Mr. Fernandez upon termination or a change in control of the Company:

Executive Benefits and Payments(1)	Termination without Cause or Resignation for Good Reason	Change in Control	Termination following Change in Control(2)
Base Salary	$420,000	—	$420,000
Option/SAR/RSU Acceleration	—	$468,648	—
Bonus	$210,000	—	$437,957
Health Insurance	$18,504	—	—
Total	$648,504	$468,648	$857,957

(1)
Assumes the following: (a) current base salary equal to $420,000 is in effect as of the assumed termination or change in control date of July 31, 2008; (b) executive's unvested SARs and RSUs at July 31, 2008 would be subject to accelerated vesting on that date (when the last reported closing price per share of our common stock was $40.38); and (c) all Company performance and individual targets under the Management Incentive Plan are met and executive's pro rata bonus payable as of the termination date is the Target amount indicated under Non-Equity Incentive Plan Awards in the Grants of Plan-Based Awards table above.

(2)
Benefits triggered upon termination without cause or resignation for good reason would apply in the same manner following a change in control when the new owners are bound by the terms of the employment agreement, except that equity awards would have already accelerated in full upon the change in control event.

John McD. Garnsey, Co-President, Mountain Division and COO, Beaver Creek Mountain Resort

        Mr. Garnsey's employment agreement provides that upon (i) the giving of notice of non-renewal by VHI or termination by VHI without cause or (ii) termination by Mr. Garnsey for good reason, Mr. Garnsey is entitled to receive certain benefits so long as he has executed a release in connection with his termination, including: (a) one year of then-current base salary payable in a lump sum, (b) a prorated bonus (provided that performance targets are met) for the portion of the Company's fiscal year through the effective date of the termination or non-renewal, and (c) one year's COBRA premiums for continuation of health and dental coverage, payable in a lump sum. If, in connection with a change in control, (i) VHI terminates Mr. Garnsey without cause or gives notice of non-renewal of his agreement or (ii) Mr. Garnsey terminates for good reason, Mr. Garnsey is entitled to receive, so long as he has executed a release in connection with his termination: (a) one year of then-current base salary payable in a lump sum, (b) a prorated bonus (provided that performance targets are met) for the portion of the Company's fiscal year through the effective date of the termination or non-renewal, (c) an amount equal to the cash bonus paid to Mr. Garnsey in the prior year, and (d) to the extent not already vested, full vesting of any RSUs, SARs or other equity awards held by Mr. Garnsey.

        The following table describes the estimated potential compensation to Mr. Garnsey upon termination or a change in control of the Company:

Executive Benefits and Payments(1)	Termination without Cause or Resignation for Good Reason	Change in Control	Termination following Change in Control(2)
Base Salary	$365,000	—	$365,000
Option/SAR/RSU Acceleration	—	$423,483	—
Bonus	$182,500	—	$426,232
Health Insurance	$11,100	—	—
Total	$558,600	$423,483	$791,232

(1)
Assumes the following: (a) current base salary equal to $365,000 is in effect as of the assumed termination or change in control date of July 31, 2008; (b) executive's unvested SARs and RSUs at July 31, 2008 would be subject to accelerated vesting on that date (when the last reported closing price per share of our common stock was $40.38); and (c) all Company performance and individual targets under the Management Incentive Plan are met and executive's pro rata bonus payable as of the termination date is the Target amount indicated under Non-Equity Incentive Plan Awards in the Grants of Plan-Based Awards table above.

(2)
Benefits triggered upon termination without cause or resignation for good reason would apply in the same manner following a change in control when the new owners are bound by the terms of the employment agreement, except that equity awards would have already accelerated in full upon the change in control event.

Blaise T. Carrig, Co-President, Mountain Division and COO, Heavenly Mountain Resort

        Mr. Carrig's employment agreement provides that upon (i) the giving of notice of non-renewal by VHI or termination by VHI without cause or (ii) termination by Mr. Carrig for good reason, Mr. Carrig is entitled to receive certain benefits so long as he has executed a release in connection with his termination, including: (a) one year of then-current base salary payable in a lump sum, (b) a prorated bonus (provided that performance targets are met) for the portion of the Company's fiscal year through the effective date of the termination or non-renewal, and (c) one year's COBRA premiums for continuation of health and dental coverage, payable in a lump sum. If, in connection with a change in control, (i) VHI terminates Mr. Carrig without cause or gives notice of non-renewal of his agreement or (ii) Mr. Carrig terminates for good reason, Mr. Carrig is entitled to receive, so long as he has executed a release in connection with his termination: (a) one year of then-current base salary payable in a lump sum, (b) a prorated bonus (provided that performance targets are met) for the portion of the Company's fiscal year through the effective date of the termination or non-renewal, (c) an amount equal to the cash bonus paid to Mr. Carrig in the prior year, and (d) to the extent not already vested, full vesting of any RSUs, SARs or other equity awards held by Mr. Carrig.

        The following table describes the estimated potential compensation to Mr. Carrig upon termination or a change in control of the Company:

Executive Benefits and Payments(1)	Termination without Cause or Resignation for Good Reason	Change in Control	Termination following Change in Control(2)
Base Salary	$365,000	—	$365,000
Option/SAR/RSU Acceleration	—	$423,483	—
Bonus	$182,500	—	$427,019
Health Insurance	$18,504	—	—
Total	$566,004	$423,483	$792,019

(1)
Assumes the following: (a) current base salary equal to $365,000 is in effect as of the assumed termination or change in control date of July 31, 2008; (b) executive's unvested SARs and RSUs at July 31, 2008 would be subject to accelerated vesting on that date (when the last reported closing price per share of our common stock was $40.38); and (c) all Company performance and individual targets under the Management Incentive Plan are met and executive's pro rata bonus payable as of the termination date is the Target amount indicated under Non-Equity Incentive Plan Awards in the Grants of Plan-Based Awards table above.

(2)
Benefits triggered upon termination without cause or resignation for good reason would apply in the same manner following a change in control when the new owners are bound by the terms of the employment agreement, except that equity awards would have already accelerated in full upon the change in control event.

PROPOSAL 2. APPROVAL OF THE MATERIAL TERMS FOR PAYMENT OF VAIL RESORTS
EXECUTIVE INCENTIVE COMPENSATION

        Stockholders are asked to consider and vote upon a proposal to approve the material terms for the payment of incentive compensation to the Company's most highly compensated executive officers under the Company's incentive plans. If the stockholders approve this proposal, the compensation paid pursuant to such material terms will be fully deductible by the Company for financial income tax purposes under Section 162(m) of the Internal Revenue Code of 1986, or the Code. In addition, the purpose of this incentive compensation is to promote the interests of the Company and its stockholders by rewarding Company executives with bonus and incentive compensation based upon the level of achievement of financial, business and other performance objectives established in accordance with these material terms.

        Section 162(m) of the Code generally provides that no federal income tax business expense deduction is allowed for annual compensation in excess of $1 million paid by a publicly-traded corporation to certain of its officers (the "covered executive officers"). Under the Code, however, there is no limitation on the deductibility of "qualified performance-based compensation." Qualified performance-based compensation by the Company must be paid solely on account of the attainment of one or more objective performance goals established in writing by the Compensation Committee of the board of directors while the attainment of such goals is substantially uncertain. Performance goals may be based on one or more business criteria that apply to an individual, a business unit or the Company as a whole, but need not be based on an increase or positive result under the business criteria selected, and may be measured on an absolute basis or on a relative basis and on a GAAP or non-GAAP basis. Stock options and SARs always satisfy the performance goal requirement because their performance goal is an increase in the fair market value of the Company's common stock. The Compensation Committee is prohibited from increasing the amount of compensation payable if a performance goal is met, but may reduce or eliminate compensation even if such performance goal is attained. Stockholders must approve the types of performance goals and the maximum amount that may be paid to covered executive officers or the formula used to calculate such amount.

Determination of Awards

        Payment of performance-based compensation to a covered executive officer will be contingent upon the attainment by the Company of one or more objective performance goals (which may be stated as alternative goals) established in writing by the Compensation Committee for each performance period, which is generally the Company's fiscal year or may be a period consisting of more than one fiscal year, at a time in which the attainment of such goals is substantially uncertain. Performance goals may be based on one or more business criteria that apply to an individual, a business unit or the Company as a whole, but need not be based on an increase or positive result under the business criteria selected, and may be measured on an absolute basis or on a relative basis and on a GAAP or non-GAAP basis. Performance goals established for this purpose, including to determine the funding level of the incentive award bonus pool in any given performance period, will be based upon one or more of the following business criteria, and in any relative proportion to the extent multiple goals are used in combination:

  1.
  Reported EBITDA (as defined below) results for our mountain segment;

  2.
  Reported EBITDA results for our lodging segment;

  3.
  Reported EBITDA results on a resort basis (which is a combination of our Reported mountain segment EBITDA and Reported lodging segment EBITDA);

  4.
  Reported EBITDA results for our real estate segment;

  5.
  Reported EBITDA results excluding stock-based compensation expense for any of our mountain, lodging or real estate segments, and/or on a resort basis.

  6.
  real estate segment goals, including pre-sales targets, sales, closing timing and profitability targets, and construction related approvals and timing milestones;

  7.
  revenue;

  8.
  net income;

  9.
  net income excluding stock-based compensation;

  10.
  pretax earnings;

  11.
  earnings before interest expense, taxes, depreciation and amortization;

  12.
  operating margin;

  13.
  earnings per share;

  14.
  return on equity;

  15.
  return on capital;

  16.
  return on investment;

  17.
  operating earnings;

  18.
  working capital;

  19.
  ratio of debt to stockholders' equity;

  20.
  Net Debt (as defined below);

  21.
  ratio of Net Debt to Reported EBITDA; and/or

  22.
  total stockholder return.

        Reported EBITDA is calculated as segment net revenue less segment operating expense plus or minus segment equity investment income or loss, and for the real estate segment, plus gain on sale of real property. Net Debt is defined as long-term debt plus long-term debt due within one year less cash and cash equivalents.

        For executive bonuses, once the funding level is determined based on these performance goals, individual awards are determined based upon the individual's level of attainment of the covered executive officer's individual performance goals. The specific target percentage for each executive's annual incentive bonus compensation is set as a percentage of base salary based on the executive's position within the Company.

        Payment of equity incentive compensation other than stock options and SARs (performance-based equity awards) to a covered executive officer intended to satisfy the requirements for qualified performance-based compensation will be contingent upon the attainment of one or more of the performance goals above.

        The Compensation Committee from time to time may approve payment of discretionary incentive compensation based on business criteria other than the foregoing performance goals. Any such discretionary compensation would not qualify for the exclusion from the $1 million limitation of deductible compensation under Section 162(m).

Payment of Incentive Awards

        Individual bonus amounts will be paid in cash or pursuant to equity awards granted under the Company's equity compensation plan, or a combination thereof, at the discretion of the Compensation Committee. Payment of any performance-based equity awards may be paid in the form of shares of common stock of the Company, restricted stock, restricted stock units, other stock-based awards or any combination thereof.

Maximum Award

        The maximum incentive bonus award that may be granted to any covered executive officer in any one year based on attainment of one or more of the foregoing performance goals is $4,000,000. Under the Company's Amended and Restated 2002 Long Term Incentive and Share Award Plan, the maximum equity incentive award that may be granted to any covered executive officer in any one year based on attainment of one or more of the foregoing performance goals is 200,000 shares. The Compensation Committee is prohibited from increasing these amounts, but may reduce or eliminate compensation even if performance goals are attained.

Awards to Be Granted to Certain Individuals and Groups

        The Company expects that payment of incentive compensation for fiscal 2009 to one or more covered executive officers will be subject to attainment of one or more of the performance goals described above. The incentive compensation that would have been payable in the last fiscal year or that would be payable in the future based on such performance goals cannot be determined, because the payment of such compensation would be contingent upon attainment of the pre-established performance goals, the maximum amount of such compensation would depend on the Company's performance for the applicable performance period, and the actual incentive compensation to a covered executive officer may reflect exercise of the Compensation Committee's discretion to reduce the incentive compensation otherwise payable upon attainment of the performance goal.

Vote Required for Approval

        The affirmative vote of the holders of a majority of the shares represented in person or by proxy which are entitled to vote and which have actually been voted on this matter is required for the approval of this proposal. If stockholders fail to approve this proposal and the material terms contained herein, awards may still be made to our executives but such awards will not qualify for the exclusion from the $1 million limitation of deductible compensation under Section 162(m).

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE FOREGOING MATERIAL TERMS FOR PAYMENT OF EXECUTIVE INCENTIVE COMPENSATION.

PROPOSAL 3. RATIFICATION OF THE APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has appointed PricewaterhouseCoopers LLP to serve as the independent registered public accounting firm for the year ending July 31, 2009, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the annual meeting. PricewaterhouseCoopers LLP has been the Company's independent registered public accounting firm since 2002. PricewaterhouseCoopers LLP expects to have a representative at the 2008 annual meeting who will have the opportunity to make a statement and who will be available to answer appropriate questions.

        Neither the Company's bylaws nor other governing documents or law require stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent auditors. However, the Audit Committee is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers LLP. It is understood that even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a new independent accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders.

Fees Billed to Vail Resorts by PricewaterhouseCoopers LLP during Fiscal Years ended July 31, 2008 and 2007

         Audit Fees.    Audit fees (including expenses) billed (or billable) to the Company by PricewaterhouseCoopers LLP for the audit of our annual financial statements included in our Form 10-K and the review of the financial statements included in our Forms 10-Q with respect to the fiscal years ended July 31, 2008 and July 31, 2007 financial statements were $1,998,435 and $2,410,293, respectively. For the fiscal years ended July 31, 2008 and July 31, 2007, such fees included fees for PricewaterhouseCoopers LLP's examination of the effectiveness of the Company's internal control over financial reporting.

         Audit-Related Fees.    Audit-related fees (including expenses) billed (or billable) to the Company by PricewaterhouseCoopers LLP with respect to the fiscal years ended July 31, 2008 and July 31, 2007 were $6,000 and $0, respectively. For the fiscal year ended July 31, 2008, such fees were for attest services pursuant to agreed-upon procedures in a third party contract.

         Tax Fees.    There were no tax fees billed or billable to the Company by PricewaterhouseCoopers LLP with respect to the fiscal years ended July 31, 2008 and July 31, 2007.

         All Other Fees.    All other fees (including expenses) billed by PricewaterhouseCoopers LLP with respect to the fiscal years ended July 31, 2008 and July 31, 2007 were $6,932 and $3,123, respectively.

For the fiscal year ended July 31, 2008, such fees were for training and access to a research database. For the fiscal year ended July 31, 2007, such fees were for access to a research database.

        The Audit Committee determined that the provision of services other than audit services by PricewaterhouseCoopers LLP was compatible with maintaining PricewaterhouseCoopers LLP's independence.

        The Audit Committee has the sole authority to approve all audit engagement fees and terms and pre-approve all audit and permissible non-audit services provided by the Company's independent registered public accounting firm. The Audit Committee has delegated authority to the Chairman of the Audit Committee to pre-approve services in between Audit Committee meetings which must be reported to the full Audit Committee at its next meeting. Fees for permissible non-audit services that are not pre-approved must be less than 5% of total fees paid. For the fiscal years ended July 31, 2008 and July 31, 2007, 100% of the fees included under the headings "Audit-Related Fees" and "All Other Fees" above were pre-approved by the Audit Committee.

Vote Required For Approval

        The affirmative vote of the holders of a majority of the shares represented in person or by proxy which are entitled to vote and which have actually been voted on this matter is required for this proposal to be adopted.

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

FUTURE STOCKHOLDER PROPOSALS FOR 2009 ANNUAL MEETING

        The deadline for stockholders to submit proposals pursuant to Rule 14a-8 of the Exchange Act for inclusion in the Company's proxy statement and proxy for the 2009 annual meeting of stockholders is June 25, 2009.

        If you wish to nominate a director or submit a proposal for consideration at the Company's 2009 annual meeting of stockholders that is not to be included in next year's proxy materials, your proposal or nomination must be submitted in writing to the Secretary of the Company not later than September 6, 2009 nor earlier than August 6, 2009. You are also advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. Such notices must be in accordance with the procedures described in our bylaws. You can obtain a copy of our bylaws by writing the Secretary at the address shown on the cover of this proxy statement.

HOUSEHOLDING OF PROXY MATERIALS

        The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

        This year, a number of brokers with account holders who are Company stockholders may be "householding" our proxy materials, to the extent such stockholders have given their prior express or implied consent in accordance with SEC rules. A single Notice of Internet Availability of Proxy Materials, proxy statement and annual report (if you requested one) will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding"

communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, proxy statement and annual report, please notify your broker to discontinue householding and direct your written request to receive a separate Notice of Internet Availability of Proxy Materials, proxy statement and annual report to the Company at: Vail Resorts, Inc., Attention: Investor Relations, 390 Interlocken Crescent, Broomfield, Colorado, 80021, or by calling (303) 404-1819. Stockholders who currently receive multiple copies of the Notice of Internet Availability of Proxy Materials, proxy statement and annual report at their address and would like to request householding of their communications should contact their broker.

OTHER MATTERS

        At the date of this proxy statement, the Board has no knowledge of any business other than that described herein which will be presented for consideration at the meeting. In the event any other business is presented at the meeting, the persons named in the enclosed proxy will vote such proxy thereon in accordance with their judgment in the best interests of the Company.

/s/ FIONA E. ARNOLD
Fiona E. Arnold Senior Vice President, General Counsel and Secretary

October 23, 2008

        A copy of the Company's annual report to the SEC on Form 10-K for the fiscal year ended July 31, 2008 is available without charge upon written request to: Secretary, Vail Resorts, Inc., 390 Interlocken Crescent, Broomfield, CO 80021.

 Appendix A

Standards of Director Independence

        A director shall be considered independent if the Board makes an affirmative determination after a review of all relevant information that the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company).

        In addition to the foregoing, a director shall not fail to meet any of the independence tests set forth in section 303A.02(b) of the NYSE Listed Company Manual or any successor provisions thereto, which tests include:

  •
  The director is, or has been within the last three years an employee of the Company, or an immediate family member is, or has been within the last three years, an executive officer, of the Company.

  •
  The director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

  •
  (A) The director or an immediate family member is a current partner of a firm that is the Company's internal or external auditor; (B) the director is a current employee of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and who personally works on the Company's audit; or (D) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company's audit within that time.

  •
  The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company's present executive officers at the same time serves or served on that company's compensation committee.

  •
  The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues.

        The Board will deem a director to be independent if no relationship or transaction exists that would disqualify a director under the NYSE tests set forth above and no other relationships or transactions exist of a type not specifically mentioned that, in the Board's opinion, taking into account all facts and circumstances, would impair a director's ability to exercise his or her independent judgment.

        To assist it in evaluating the broad array of potential relationships between a director and the Company, the Board has categorically determined that none of the following relationships or transactions constitutes a "material relationship" between a director and the Company:

  •
  The director, an entity with which a director is affiliated (as an officer or 10% or greater equity holder, but not solely as a director), or one or more members of the director's immediate family, purchased property or services from the Company (i) in an aggregate amount for all transactions in a fiscal year of less than $120,000 or (ii) on terms generally available to other employees of the Company during the Company's last fiscal year;

  •
  The Company (i) paid to, employed (in a non-executive officer capacity), or retained one or more members of the director's immediate family or (ii) provided personal benefits to the director or one or more members of such director's immediate family, in an aggregate amount of less than $120,000 per fiscal year for such payments, compensation or personal benefits; or

  •
  The Company made contributions to any tax exempt organization in which a director serves as an executive officer if, in each of the last three fiscal years, such contributions in any single year was less than the greater of $1 million or 2% of the organization's annual charitable receipts.

 Appendix B

VAIL RESORTS, INC.

MATERIAL TERMS FOR PAYMENT OF EXECUTIVE INCENTIVE COMPENSATION

        The Compensation Committee of our board of directors has approved the following material terms for payment of executive incentive compensation.

Determination of Awards

        Payment of performance-based compensation to a covered executive officer will be contingent upon the attainment by the Company of one or more objective performance goals (which may be stated as alternative goals) established in writing by the Compensation Committee for each performance period, which is generally the Company's fiscal year or may be a period consisting of more than one fiscal year, at a time in which the attainment of such goals is substantially uncertain. Performance goals may be based on one or more business criteria that apply to an individual, a business unit or the Company as a whole, but need not be based on an increase or positive result under the business criteria selected, and may be measured on an absolute basis or on a relative basis and on a GAAP or non-GAAP basis. The Compensation Committee is prohibited from increasing the amount of compensation payable if a performance goal is met, but may reduce or eliminate compensation even if such performance goal is attained. Performance goals established for this purpose, including to determine the funding level of the incentive award bonus pool in any given performance period, will be based upon one or more of the following business criteria, and in any relative proportion to the extent multiple goals are used in combination:

  1.
  Reported EBITDA (as defined below) results for our mountain segment;

  2.
  Reported EBITDA results for our lodging segment;

  3.
  Reported EBITDA results on a resort basis (which is a combination of our Reported mountain segment EBITDA and Reported lodging segment EBITDA);

  4.
  Reported EBITDA results for our real estate segment;

  5.
  Reported EBITDA results excluding stock-based compensation expense for any of our mountain, lodging or real estate segments, and/or on a resort basis.

  6.
  real estate segment goals, including pre-sales targets, sales, closing timing and profitability targets, and construction related approvals and timing milestones;

  7.
  revenue;

  8.
  net income;

  9.
  net income excluding stock-based compensation;

  10.
  pretax earnings;

  11.
  earnings before interest expense, taxes, depreciation and amortization;

  12.
  operating margin;

  13.
  earnings per share;

  14.
  return on equity;

  15.
  return on capital;

  16.
  return on investment;

  17.
  operating earnings;

  18.
  working capital;

  19.
  ratio of debt to stockholders' equity;

  20.
  Net Debt (as defined below);

  21.
  ratio of Net Debt to Reported EBITDA; and/or

  22.
  total stockholder return.

        Reported EBITDA is calculated as segment net revenue less segment operating expense plus or minus segment equity investment income or loss, and for the real estate segment, plus gain on sale of real property. Net Debt is defined as long-term debt plus long-term debt due within one year less cash and cash equivalents.

        For executive bonuses, once the funding level is determined based on these performance goals, individual awards are determined based upon the individual's level of attainment of the covered executive officer's individual performance goals. The specific target percentage for each executive's annual incentive bonus compensation is set as a percentage of base salary based on the executive's position within the Company.

        Payment of equity incentive compensation other than stock options and SARs (performance-based equity awards) to a covered executive officer intended to satisfy the requirements for qualified performance-based compensation will be contingent upon the attainment of one or more of the performance goals above.

Payment of Incentive Awards

        Individual bonus amounts will be paid in cash or pursuant to equity awards granted under the Company's equity compensation plan, or a combination thereof, at the discretion of the Compensation Committee. Payment of any performance-based equity awards may be paid in the form of shares of common stock of the Company, restricted stock, restricted stock units, other stock-based awards or any combination thereof.

Maximum Award

        The maximum incentive bonus award that may be granted to any covered executive officer in any one year based on attainment of one or more of the foregoing performance goals is $4,000,000. Under the Company's Amended and Restated 2002 Long Term Incentive and Share Award Plan, the maximum equity incentive award that may be granted to any covered executive officer in any one year based on attainment of one or more of the foregoing performance goals is 200,000 shares.

There are three ways to vote your Proxy Your telephone or Internet vote authorizes the Named Proxies to vote these shares in the same manner as if you marked, signed and returned your proxy card.
VAIL RESORTS, INC. 390 INTERLOCKEN CRESCENT BROOMFIELD, CO 80021	VOTE BY INTERNET—www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE—1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
If you vote by Phone or Internet, please do not mail your Proxy Card

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
VAILR	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

VAIL RESORTS, INC.	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
The Board of Directors Recommends a Vote "FOR" Items 1, 2, 3 and 4.
Vote On Directors	☐	☐	☐

1.	Election of directors
Nominees:
	01) Roland A. Hernandez	06) Joe R. Micheletto
	02) Thomas D. Hyde	07) John T. Redmond
	03) Jeffrey W. Jones	08) John F. Sorte
	04) Robert A. Katz	09) William P. Stiritz
05) Richard D. Kincaid

Vote On Proposals		For	Against	Abstain
2.	Approve the material terms for payment of our executive incentive compensation	☐	☐	☐
3.	Ratify the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm	☐	☐	☐
4.	In the discretion of the persons named as proxies in this Proxy, transact such other business as may properly come before the meeting or any adjournment thereof.	☐	☐	☐

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

For address changes and/or comments, please check this box and write them on the back where indicated.	☐

Please indicate if you plan to attend this meeting.	☐	☐
	Yes	No

Please sign exactly as your name(s) appear(s) on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators,etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

VAIL RESORTS, INC.

ANNUAL MEETING OF STOCKHOLDERS

Friday, December 5, 2008

9:30 a.m., Mountain Standard Time

1099 Red Sky Road
Wolcott, CO 81655

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

Vail Resorts, Inc. 390 Interlocken Crescent Broomfield, Colorado 80021	Proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on December 5, 2008.

The shares of stock you hold in this account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted "FOR" Items 1, 2, 3 and 4.

By signing the proxy, you revoke all prior proxies and appoint Jeffrey W. Jones and Fiona E. Arnold, and each of them with full power of substitution, to vote these shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

See reverse for voting instructions.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

QuickLinks

PROPOSAL 1. ELECTION OF DIRECTORS
INFORMATION WITH RESPECT TO NOMINEES
MANAGEMENT
SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS
INFORMATION AS TO CERTAIN STOCKHOLDERS
CORPORATE GOVERNANCE
AUDIT COMMITTEE REPORT
COMPENSATION COMMITTEE REPORT
Director Compensation for Fiscal 2008
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
TRANSACTIONS WITH RELATED PERSONS
EXECUTIVE COMPENSATION
  COMPENSATION DISCUSSION AND ANALYSIS
Summary Compensation Table for Fiscal 2008
  GRANTS OF PLAN-BASED AWARDS
Outstanding Equity Awards at July 31, 2008
Option Exercises and Stock Vested in Fiscal 2008
Nonqualified Deferred Compensation for Fiscal 2008
PROPOSAL 2. APPROVAL OF THE MATERIAL TERMS FOR PAYMENT OF VAIL RESORTS EXECUTIVE INCENTIVE COMPENSATION
PROPOSAL 3. RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FUTURE STOCKHOLDER PROPOSALS FOR 2009 ANNUAL MEETING
HOUSEHOLDING OF PROXY MATERIALS
OTHER MATTERS
  Appendix A
Standards of Director Independence
  Appendix B
VAIL RESORTS, INC. MATERIAL TERMS FOR PAYMENT OF EXECUTIVE INCENTIVE COMPENSATION